================================================================================
                                                                    EXHIBIT 10.9

                     $275,000,000 REVOLVING CREDIT FACILITY
               $275,000,000 CONVERTIBLE REVOLVING CREDIT FACILITY


                              AMENDED AND RESTATED


                                  REFINANCING
                                CREDIT AGREEMENT

                                  by and among

                         WESTINGHOUSE AIR BRAKE COMPANY

                                      and

                             THE BANKS PARTY HERETO

                                      and

                              ABN AMRO BANK N.V.,

                    AS BOOKRUNNER AND CO-SYNDICATION AGENT,

                                      AND

               THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT,

                                      AND

                 THE BANK OF NEW YORK, AS CO-SYNDICATION AGENT,

                                      AND

                               MELLON BANK, N.A.,

                             AS DOCUMENTATION AGENT


                         Dated as of November 19, 1999



================================================================================

                               TABLE OF CONTENTS

Section                                                                                                Page
-------                                                                                                ----
1.       CERTAIN DEFINITIONS.............................................................................2

         1.1      Certain Definitions....................................................................2

         1.2      Construction..........................................................................20

         1.3      Accounting Principles.................................................................21

2.       REVOLVING CREDIT FACILITY......................................................................21

         2.1      Revolving Credit Commitments..........................................................21

         2.2      Nature of Banks' Obligations With Respect to Revolving Credit Loans...................22

         2.3      Commitment Fees.......................................................................22

         2.4      Additional Fees.......................................................................22

         2.5      Revolving Credit Loan Requests........................................................22

         2.6      Making Revolving Credit Loans.........................................................23

         2.7      Use of Proceeds.......................................................................23

         2.8      Bid Loan Facility.....................................................................23

                  2.8.1    Bid Loan Requests............................................................23

                  2.8.2    Bidding......................................................................24

                  2.8.3    Accepting Bids...............................................................25

                  2.8.4    Funding Bid Loans............................................................25

                  2.8.5    Several Obligations..........................................................26

                  2.8.6    Bid Notes....................................................................26

         2.9      Letter of Credit Subfacility..........................................................26

                  2.9.1    Issuance of Letters of Credit................................................26

                  2.9.2    Letter of Credit Fees........................................................27

                  2.9.3    Disbursements, Reimbursement.................................................27

                  2.9.4    Repayment of Participation Advances..........................................28

                  2.9.5    Documentation................................................................29

                  2.9.6    Intentionally Omitted........................................................29

                  2.9.7    Nature of Participation and Reimbursement Obligations........................29

                  2.9.8    Indemnity....................................................................30

                  2.9.9    Liability for Acts and Omissions.............................................30

         2.10     Extension by Banks of the Expiration Date.............................................31

                  2.10.1   Requests; Approval by All Banks..............................................31

                  2.10.2   Approval by Required Banks...................................................31

         2.11     Swingline Loans.......................................................................32

                  2.11.1   Swingline Commitment.........................................................32

                  2.11.2   Swingline Loans..............................................................32

                  2.11.3   Prepayment...................................................................33

                  2.11.4   Interest.....................................................................33

                  2.11.5   Participations...............................................................33

3.       CONVERTIBLE REVOLVING CREDIT FACILITY..........................................................34

         3.1      Convertible Revolving Credit Commitments..............................................34

         3.2      Convertible Revolving Credit Loan Requests............................................34

         3.3      Making Convertible Revolving Credit Loans.............................................35

         3.4      Extension by Banks of the Convertible Revolving Credit Expiration Date................35

                  3.4.1    Requests; Approval by All Banks or Required Banks............................35

                  3.4.2    Failure of Required Banks to Extend; Optional Conversion to Term Loan........36

4.       INTEREST RATES.................................................................................37

         4.1      Interest Rate Options.................................................................37

                  4.1.1    Revolving Credit Interest Rate Options.......................................37

                  4.1.2    Convertible Revolving Credit Interest Rate Options...........................37

                  4.1.3    Rate Quotations..............................................................38

                  4.1.4    Level of Fees and Interest Rates as of Closing; Change in Fees or
                           Interest Rates...............................................................38

         4.2      Committed Loans Interest Periods......................................................39

                  4.2.1    Ending Date and Business Day.................................................39

                  4.2.2    Termination Before Expiration Date...........................................39

                  4.2.3    Renewals.....................................................................39

         4.3      Interest After Default................................................................39

                  4.3.1    Letter of Credit Fees, Interest Rate.........................................39

                  4.3.2    Other Obligations............................................................39

                  4.3.3    Acknowledgment...............................................................40

         4.4      Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available........40

                  4.4.1    Unascertainable..............................................................40

                  4.4.2    Illegality; Increased Costs; Deposits Not Available..........................40

                  4.4.3    Agent's and Bank's Rights....................................................40

                  4.4.4    Selection of Interest Rate Options...........................................41

5.       PAYMENTS.......................................................................................41

         5.1      Payments..............................................................................41

         5.2      Pro Rata Treatment of Banks...........................................................42

         5.3      Interest Payment Dates................................................................42

         5.4      Voluntary Prepayments; Reduction of Commitment........................................42

                  5.4.1    Right to Prepay..............................................................42

                  5.4.2    Replacement of a Bank........................................................43

                  5.4.3    Change of Lending Office.....................................................44

                  5.4.4    Reduction of Commitment......................................................44

         5.5      (Reserved)............................................................................45

         5.6      Additional Compensation in Certain Circumstances......................................45

                  5.6.1    Increased Costs or Reduced Return Resulting From Taxes, Reserves,
                           Capital Adequacy Requirements, Expenses, Etc.................................45

                  5.6.2    Indemnity....................................................................45

         5.7      Taxes.................................................................................46

                  5.7.1    No Deductions................................................................46

                  5.7.2    Stamp Taxes..................................................................47

                  5.7.3    Indemnification for Taxes Paid by a Bank.....................................47

                  5.7.4    Certificate..................................................................47

                  5.7.5    Survival.....................................................................47

         5.8      Judgment Currency.....................................................................47

                  5.8.1    Currency Conversion Procedures for Judgments.................................47

                  5.8.2    Indemnity in Certain Events..................................................48

         5.9      Notes.................................................................................48

6.       REPRESENTATIONS AND WARRANTIES.................................................................48

         6.1      Representations and Warranties........................................................48

                  6.1.1    Organization and Qualification; Merger.......................................48

                  6.1.2    Subsidiaries.................................................................48

                  6.1.3    Power and Authority..........................................................49

                  6.1.4    Validity and Binding Effect..................................................49

                  6.1.5    No Conflict..................................................................49

                  6.1.6    Litigation...................................................................49

                  6.1.7    Title to Properties..........................................................50

                  6.1.8    Financial Statements.........................................................50

                  6.1.9    Use of Proceeds; Margin Stock................................................51

                  6.1.10   Full Disclosure..............................................................51

                  6.1.11   Taxes........................................................................51

                  6.1.12   Consents and Approvals.......................................................52

                  6.1.13   No Event of Default; Compliance With Instruments.............................52

                  6.1.14   Patents, Trademarks, Copyrights, Licenses, Etc...............................52

                  6.1.15   Insurance....................................................................52

                  6.1.16   Compliance With Laws.........................................................52

                  6.1.17   Material Contracts; Burdensome Restrictions..................................52

                  6.1.18   Investment Companies; Regulated Entities.....................................53

                  6.1.19   Plans and Benefit Arrangements...............................................53

                  6.1.20   Employment Matters...........................................................54

                  6.1.21   Environmental Matters........................................................54

                  6.1.22   Senior Debt Status...........................................................54

                  6.1.23   Continuation of Representations..............................................54

7.       CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT........................................54

         7.1      First Loans and Letters of Credit.....................................................55

                  7.1.1    Officer's Certificate........................................................55

                  7.1.2    Secretary's Certificate......................................................55

                  7.1.3    Delivery of Guaranty Agreements and Intercompany Subordination Agreement.....55

                  7.1.4    Opinion of Counsel...........................................................55

                  7.1.5    Legal Details................................................................56

                  7.1.6    Payment of Fees..............................................................56

                  7.1.7    Consents.....................................................................56

                  7.1.8    Officer's Certificate Regarding MACs.........................................56

                  7.1.9    No Violation of Laws.........................................................56

                  7.1.10   No Actions or Proceedings....................................................56

                  7.1.11   Payoff Letters; Release of Liens.............................................57

         7.2      Each Additional Loan or Letter of Credit..............................................57

8.       COVENANTS......................................................................................57

         8.1      Affirmative Covenants.................................................................57

                  8.1.1    Preservation of Existence, Etc...............................................57

                  8.1.2    Payment of Liabilities, Including Taxes, Etc.................................57

                  8.1.3    Maintenance of Insurance.....................................................58

                  8.1.4    Maintenance of Properties and Leases.........................................58

                  8.1.5    Maintenance of Patents, Trademarks, Etc......................................58

                  8.1.6    Visitation Rights............................................................58

                  8.1.7    Keeping of Records and Books of Account......................................59

                  8.1.8    Plans and Benefit Arrangements...............................................59

                  8.1.9    Compliance With Laws.........................................................59

                  8.1.10   Use of Proceeds..............................................................59

         8.2      Negative Covenants....................................................................60

                  8.2.1    Indebtedness, Rents..........................................................60

                  8.2.2    Liens; Sale Leasebacks.......................................................61

                  8.2.3    Guaranties...................................................................61

                  8.2.4    Loans and Investments........................................................61

                  8.2.5    Liquidations, Mergers, Consolidations, Acquisitions..........................62

                  8.2.6    Dispositions of Assets or Subsidiaries.......................................63

                  8.2.7    Affiliate Transactions.......................................................64

                  8.2.8    Negative Pledges.............................................................64

                  8.2.9    Restricted Payments; Agreements Restricting Dividends........................65

                  8.2.10   Subsidiaries.................................................................66

                  8.2.11   Continuation of or Change in Business........................................66

                  8.2.12   Plans and Benefit Arrangements...............................................66

                  8.2.13   Intentionally Omitted........................................................66

                  8.2.14   Minimum Interest Coverage Ratio..............................................66

                  8.2.15   Maximum Debt to Cash Flow....................................................66

                  8.2.16   Minimum Tangible Net Worth...................................................66

                  8.2.17   Covenant Calculations........................................................67

                  8.2.18   Capital Expenditures.........................................................68

         8.3      Reporting Requirements................................................................68

                  8.3.1    Quarterly Financial Statements...............................................68

                  8.3.2    Annual Financial Statements..................................................68

                  8.3.3    Certificate of the Borrower..................................................69

                  8.3.4    Notice of Default............................................................69

                  8.3.5    Notice of Litigation.........................................................69

                  8.3.6    Intentionally Omitted........................................................69

                  8.3.7    (Reserved)...................................................................69

                  8.3.8    Budgets, Forecasts, Other Reports, and Information...........................69

                  8.3.9    Notices Regarding Plans and Benefit Arrangements.............................70

9.       DEFAULT........................................................................................71

         9.1      Events of Default.....................................................................71

                  9.1.1    Payments Under Loan Documents................................................71

                  9.1.2    Breach of Warranty...........................................................72

                  9.1.3    Breach of Negative Covenants or Visitation Rights............................72

                  9.1.4    Breach of Other Covenants....................................................72

                  9.1.5    Defaults in Other Agreements or Indebtedness.................................72

                  9.1.6    Final Judgments or Orders....................................................72

                  9.1.7    Loan Document Unenforceable..................................................72

                  9.1.8    Proceedings Against Assets...................................................72

                  9.1.9    Notice of Lien or Assessment.................................................73

                  9.1.10   Insolvency...................................................................73

                  9.1.11   Events Relating to Plans and Benefit Arrangements............................73

                  9.1.12   Cessation of Business........................................................73

                  9.1.13   Change of Control............................................................74

                  9.1.14   Material Adverse Changes.....................................................74

                  9.1.15   Involuntary Proceedings......................................................74

                  9.1.16   Voluntary Proceedings........................................................74

         9.2      Consequences of Event of Default......................................................74

                  9.2.1    Events of Default Other Than Bankruptcy, Insolvency, or
                           Reorganization Proceedings...................................................74

                  9.2.2    Bankruptcy, Insolvency, or Reorganization Proceedings........................75

                  9.2.3    Set-off......................................................................75

                  9.2.4    Suits, Actions, Proceedings..................................................75

                  9.2.5    Application of Proceeds......................................................76

                  9.2.6    Other Rights and Remedies....................................................76

         9.3      Right of Competitive Bid Loan Banks...................................................76

10.      THE AGENT......................................................................................77

         10.1     Appointment...........................................................................77

         10.2     Delegation of Duties..................................................................77

         10.3     Nature of Duties; Independent Credit Investigation....................................77

         10.4     Actions in Discretion of Agent; Instructions From the Banks...........................78

         10.5     Reimbursement and Indemnification of Agent by the Borrower............................78

         10.6     Exculpatory Provisions; Limitation of Liability.......................................78

         10.7     Reimbursement and Indemnification of Agent by Banks...................................79

         10.8     Reliance by Agent.....................................................................79

         10.9     Notice of Default.....................................................................80

         10.10    Notices...............................................................................80

         10.11    Banks in Their Individual Capacities..................................................80

         10.12    Holders of Notes......................................................................80

         10.13    Equalization of Banks.................................................................81

         10.14    Successor Agent.......................................................................81

         10.15    Agent's Fee...........................................................................81

         10.16    Availability of Funds.................................................................81

         10.17    Calculations..........................................................................82

         10.18    Beneficiaries.........................................................................82

11.      MISCELLANEOUS..................................................................................82

         11.1     Modifications, Amendments, or Waivers.................................................82

                  11.1.1   Increase of Commitment; Extension or Expiration Date.........................82

                  11.1.2   Extension of Payment; Reduction of Principal Interest or Fees;
                           Modification of Terms of Payment.............................................83

                  11.1.3   Release of Guarantor or Security.............................................83

                  11.1.4   Miscellaneous................................................................83

         11.2     No Implied Waivers; Cumulative Remedies; Writing Required.............................83

         11.3     Reimbursement and Indemnification of Banks by the Borrower; Taxes.....................83

         11.4     Holidays..............................................................................84

         11.5     Funding by Branch, Subsidiary, or Affiliate...........................................84

                  11.5.1   Notional Funding.............................................................84

                  11.5.2   Actual Funding...............................................................85

         11.6     Notices...............................................................................86

         11.7     Severability..........................................................................86

         11.8     Governing Law.........................................................................86

         11.9     Prior Understanding...................................................................86

         11.10    Duration; Survival....................................................................87

         11.11    Successors and Assigns................................................................87

         11.12    Confidentiality.......................................................................88

                  11.12.1  General......................................................................88

                  11.12.2  Sharing Information With Affiliates of the Banks.............................89

         11.13    Counterparts..........................................................................89

         11.14    Agent's or Bank's Consent.............................................................89

         11.15    Exceptions............................................................................89

         11.16    CONSENT TO FORUM; WAIVER OF JURY TRIAL................................................89

         11.17    Tax Withholding Clause................................................................90

         11.18    Joinder of Guarantors.................................................................91

         11.19    Amendment and Restatement.............................................................91

         11.20    Agent Titles..........................................................................91

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)      -       PRICING GRID
SCHEDULE 1.1(B)      -       COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(P)      -       PERMITTED LIENS
SCHEDULE 2.9.1(A)    -       EXISTING LETTERS OF CREDIT UNDER WABCO CREDIT
                             AGREEMENT
SCHEDULE 2.9.1(B)    -       EXISTING LETTERS OF CREDIT UNDER MOTIVEPOWER CREDIT
                             AGREEMENT
SCHEDULE 6.1.2       -       SUBSIDIARIES, CAPITALIZATION, QUALIFICATIONS TO DO
                             BUSINESS
SCHEDULE 6.1.6       -       LITIGATION
SCHEDULE 6.1.11      -       TAXES
SCHEDULE 6.1.12      -       CONSENTS AND APPROVALS
SCHEDULE 6.1.15      -       INSURANCE
SCHEDULE 6.1.17      -       MATERIAL CONTRACTS
SCHEDULE 6.1.19      -       EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.21      -       ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1       -       EXISTING INDEBTEDNESS


EXHIBITS

EXHIBIT 1.1(A)       -       ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)       -       BID NOTE
EXHIBIT 1.1(C)       -       CONVERTIBLE REVOLVING CREDIT NOTE
EXHIBIT 1.1(G)(1)    -       GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)    -       GUARANTY AGREEMENT
EXHIBIT 1.1(I)(2)    -       INTERCOMPANY SUBORDINATION AGREEMENT
EXHIBIT 1.1(R)       -       REVOLVING CREDIT NOTE
EXHIBIT 2.5          -       COMMITTED LOAN REQUEST
EXHIBIT 1.1(S)       -       SWINGLINE NOTE
EXHIBIT 2.8.1        -       BID LOAN REQUESTS
EXHIBIT 8.2.5        -       ACQUISITION COMPLIANCE CERTIFICATE
EXHIBIT 8.3.3        -       QUARTERLY COMPLIANCE CERTIFICATE

                              AMENDED AND RESTATED
                                  REFINANCING
                                CREDIT AGREEMENT

         THIS AMENDED AND RESTATED REFINANCING CREDIT AGREEMENT (this "Agreement") is dated as of November 19, 1999, and is made by and among WESTINGHOUSE AIR BRAKE COMPANY, a Delaware corporation (the "Borrower") resulting from the merger of Westinghouse Air Brake Company, a Delaware corporation ("WABCO"), and MotivePower Industries, Inc., a Pennsylvania corporation (formerly a Delaware corporation) ("MotivePower"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and ABN AMRO BANK N.V., in its capacity as bookrunner and co-syndication agent for the Banks from time to time under this Agreement (hereinafter referred to in such capacity as the "Agent") and as an Issuing Bank, THE CHASE MANHATTAN BANK, as administrative agent, THE BANK OF NEW YORK, as co-syndication agent, and MELLON BANK, N.A., in its capacity as documentation agent for the Banks from time to time under this Agreement (hereinafter referred to in such capacity as the "Documentation Agent"), and CHASE MANHATTAN BANK DELAWARE, as an Issuing Bank.

                                  WITNESSETH:

         WHEREAS, MotivePower, Guarantors, various banks from time to time party thereto, Agent, and Documentation Agent are parties to an amended and restated credit agreement, dated as of March 2, 1999 (as amended up to but not including the date hereof, the "MotivePower Credit Agreement"), providing for, inter alia,
(i) a revolving credit facility to the Borrower in an aggregate principal amount not to exceed $175,000,000 and (ii) a $175,000,000 convertible revolving credit facility; and

         WHEREAS, WABCO, various financial institutions from time to time party thereto, The Chase Manhattan Bank, as swingline lender, administrative agent and collateral agent, Chase Manhattan Bank Delaware, as issuing bank, and The Bank of New York, as documentation agent, are parties to a credit agreement, dated as of June 30, 1998, and amended and restated as of October 2, 1998 (as amended up to but not including the date hereof, the "WABCO Credit Agreement"), providing for, inter alia, (i) the continuation of term loans in the aggregate amount then outstanding of $210,000,000 and (ii) revolving loans in the maximum aggregate amount of $140,000,000; and

         WHEREAS, pursuant to an amended and restated agreement and plan of merger, dated as of September 26, 1999, as amended through the Closing Date, between MotivePower and WABCO (as so amended, the "Merger Agreement"), such parties have merged (the "Merger") and Borrower is the resulting corporation; and

         WHEREAS, the Borrower has requested the Banks to refinance the amounts outstanding under the MotivePower Credit Agreement and the WABCO Credit Agreement by way of an amendment and restatement of the MotivePower Credit Agreement to make certain changes thereto and to provide for (i) a five-year revolving credit facility to the Borrower in an aggregate principal amount not to exceed $275,000,000 and (ii) a 364-day $275,000,000 convertible revolving credit facility; and

         WHEREAS, the revolving credit and convertible revolving credit facilities shall be used for the general corporate purposes of Borrower and the Guarantors; and

         WHEREAS, the Banks are willing to provide such credit and refinance the amounts outstanding under the MotivePower Credit Agreement and the WABCO Credit Agreement by way of an amendment and restatement of the MotivePower Credit Agreement upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

CERTAIN DEFINITIONS

Certain Definitions.

         In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following respective meanings, unless the context hereof clearly requires otherwise:

                  ABN AMRO Bank or ABN AMRO shall mean ABN AMRO Bank N.V., its successors and assigns.

                  Adjustment Date shall mean the date by which financial statements are required to be delivered to Agent pursuant to Sections 8.3.1 and 8.3.2, with the first Adjustment Date being November 14, 1999.

                  Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                  Agent shall mean ABN AMRO Bank N.V., its successors and assigns.

                  Agent's Fee shall have the meaning assigned to that term in
Section 10.15.

                  Agent's Letter shall have the meaning assigned to that term in
Section 10.15.

                  Agreement shall mean this Amended and Restated Refinancing Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

                  Annual Statements shall have the meaning assigned to that term in Section 6.1.8(i).

                  Applicable Convertible Revolving Credit Commitment Fee Rate shall mean the basis points per annum at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Convertible Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Commitment Fee." The Applicable Convertible Revolving Credit Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Applicable Margin shall mean, as applicable:

                           (A) the basis points per annum spread to be added to
the Euro-Rate under the Revolving Credit Euro-Rate Option at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Applicable Euro-Rate Margin," or

                           (B) the basis points per annum spread to be added to
the Euro-Rate under the Convertible Revolving Credit Euro-Rate Option at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Convertible Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Applicable Euro-Rate Margin," or

                           (C) the basis points per annum spread to be added to
the Cost of Funds Rate with respect to Swingline Loans at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Convertible Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Applicable Euro-Rate Margin."

                  The Applicable Margin shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Applicable Revolving Credit Commitment Fee Rate shall mean the basis points per annum at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Commitment Fee." The Applicable Revolving Credit Commitment Fee Rate shall be computed in accordance with the parameters set forth on Schedule 1.1(A).

                  Assignee Bank shall have the meaning assigned to that term in
Section 2.10.2.

                  Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

                  Authorized Officer shall mean those individuals, designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                  Banks shall mean the financial institutions from time to time named on Schedule 1.1(B), as amended from time to time, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Bank."

                  Bank to be Terminated shall have the meaning assigned to such term in Section 2.10.2.

                  Base Rate shall mean the greater (redetermined daily) of (i) the interest rate per annum announced from time to time by the Agent at its principal offices in Chicago as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus 0.5% per annum.

                  Base Rate Option shall mean either the Revolving Credit Base Rate Option or the Convertible Revolving Credit Base Rate Option, as applicable.

                  Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored, or otherwise contributed to by any member of the ERISA Group.

                  Bid shall have the meaning assigned to such term in Section 2.8.2.

                  Bid Loan Aggregate Sublimit shall have the meaning assigned to such term in Section 2.8.1.

                  Bid Loan Banks shall have the meaning assigned to such term in
Section 9.3.

                  Bid Loan Borrowing Date shall mean, with respect to any Bid Loan, the date for the making thereof, which shall be a Business Day.

                  Bid Loan Euro-Rate Option shall mean the option of the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a rate per annum quoted by such Banks at the Euro-Rate in effect two Business Days before the Borrowing Date of such Bid Loan plus the Euro-Rate Bid Loan Spread.

                  Bid Loan Fixed Rate Option shall mean the option of the Borrower to request that the Banks submit Bids to make Bid Loans bearing interest at a fixed rate per annum quoted by such Banks as a numerical percentage (and not as a spread over another rate such as the Euro-Rate).

                  Bid Loan Processing Fee shall have the meaning assigned to such term in Section 10.15.

                  Bid Loan Interest Period shall have the meaning assigned to such term in Section 2.8.1.

                  Bid Loan Request shall have the meaning assigned to such term in Section 2.8.1.

                  Bid Loans shall mean collectively and Bid Loan shall mean separately all of the Bid Loans or any Bid Loan made by any of the Banks to the Borrower pursuant to Section 2.8.

                  Bid Note shall mean any Bid Note of the Borrower in the form of Exhibit 1.1(B) issued by the Borrower evidencing the Bid Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                  Borrower shall mean Westinghouse Air Brake Company, a corporation organized and existing under the laws of the State of Delaware and resulting from the merger of WABCO and MotivePower.

                  Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion of the interest thereon at or to the same or a different Interest Rate Option, which shall be a Business Day.

                  Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) all Loans to which a Euro-Rate Option or a Bid Loan Fixed Rate Option applies, which become subject to the same Interest Rate Option and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                  Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania, Chicago, Illinois, or New York, New York; and if the applicable Business Day relates to any Loan to which the Euro-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                  Cash Flow for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other noncash charges to net income, interest expense (including the interest component of payments made in connection with capitalized leases, synthetic leases, and the like), income tax expense, and the actual and direct costs and expenses of and restructuring charges associated with the Merger incurred by Borrower and its Subsidiaries in 1999, 2000, and 2001 up to an amount equal to $47,060,000 for Borrower's fiscal year ending in 1999, up to an amount equal to $6,280,000 for Borrower's fiscal year ending in 2000, and up to an amount equal to $3,010,000 for Borrower's fiscal year ending in 2001 minus (ii) noncash credits to net income and extraordinary income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

                  Capital Expenditures shall mean for any period the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant, and equipment and other capital expenditures on a consolidated statement of cash flows for the Borrower for such period. Notwithstanding the foregoing, the term Capital Expenditures shall not include (i) those amounts expended in connection with making Permitted Acquisitions, or (ii) capital expenditures in respect of the expenditure of proceeds received by the Borrower or any Subsidiary in connection with the condemnation of or casualty to the Borrower's assets or properties.

                  Change of Control shall have the meaning ascribed to that term in Section 9.1.13 hereof.

                  Closing Date shall mean November 19, 1999, and shall mean the date on which this Agreement is fully executed by the parties hereto. The closing shall take place at 10:00 a.m., Pittsburgh time, on November 19, 1999, at the offices of Buchanan Ingersoll, or at such other time and place as the parties agree; provided, however, that notwithstanding any other term or condition hereof, the Closing Date shall occur no later than December 31, 1999.

                  Commercial Letter of Credit shall mean any Letter of Credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

                  Commercial Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

                  Commitment shall mean as to any Bank the aggregate of its Revolving Credit Commitment and Convertible Revolving Credit Commitment and, in the case of ABN AMRO, its Swingline Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments and Convertible Revolving Credit Commitments and Swingline Commitments of all of the Banks.

                  Commitment Fees shall mean the fees referred to in Section
2.3.

                  Committed Loan shall mean a Revolving Credit Loan, a Convertible Revolving Credit Loan, or a Swingline Loan.

                  Committed Loan Euro-Rate Option shall mean either a Revolving Credit Euro-Rate Option or a Convertible Revolving Credit Euro-Rate Option.

                  Committed Loan Interest Period shall have the meaning assigned to that term in Section 4.2.

                  Committed Loan Request shall mean a request, in the form of
Exhibit 2.5, made in accordance with Section 2.5 or Section 3.2 for a Revolving Credit Loan or a Convertible Revolving Credit Loan or a request to select, convert to, or renew a Base Rate Option or Euro-Rate Option with respect to an outstanding Revolving Credit Loan or Convertible Revolving Credit Loan.

                  Consideration shall mean, with respect to any Permitted Acquisition and without duplication of amounts, the aggregate of (i) the cash paid by Borrower or any of its Subsidiaries, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by Borrower or any of its Subsidiaries, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by Borrower or any of its Subsidiaries in connection therewith, and (iv) any other consideration given or obligation incurred by Borrower or any of its Subsidiaries in connection therewith.

                  Consolidated Tangible Net Worth shall mean as of any date of determination without duplication, total stockholders' equity less intangible assets of the Borrower and its Subsidiaries, as of such date of determination, determined and consolidated in accordance with GAAP.

                  Consolidated Total Indebtedness shall mean the total Indebtedness of Borrower and its Subsidiaries on a consolidated basis and without duplication of amounts.

                  Convertible Revolving Credit Base Rate Option shall mean the option of the Borrower to have Convertible Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(i).

                  Convertible Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Convertible Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement or as otherwise amended in accordance with the terms hereof, and Convertible Revolving Credit Commitments shall mean the aggregate Convertible Revolving Credit Commitments of all of the Banks.

                  Convertible Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Convertible Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.2(ii).

                  Convertible Revolving Credit Expiration Date shall mean, with respect to the Convertible Revolving Credit Commitments, November 16, 2000, as such date may be extended in accordance with the terms hereof, but in no event beyond the Revolving Credit Expiration Date.

                  Convertible Revolving Credit Loans shall mean collectively and Convertible Revolving Credit Loan shall mean separately all Convertible Revolving Credit Loans or any Convertible Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 3. A Bid Loan is not a Convertible Revolving Credit Loan; a Bid Loan will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 9.2.1 or Section 9.2.2, as provided in Section 9.3.

                  Convertible Revolving Credit Note shall mean any Convertible Revolving Credit Note of the Borrower in the form of Exhibit 1.1(C) issued by the Borrower at the request of a Bank pursuant to Section 5.9 evidencing the Convertible Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings, or refundings thereof in whole or in part.

                  Convertible Revolving Facility Usage shall mean at any time the sum of the Convertible Revolving Credit Loans outstanding.

                  Cost of Funds Rate shall mean the interest rate per annum determined from time to time by the Agent as its then cost of funds, which rate may not be the lowest cost of funds available to Agent, in any one or more money markets to which Agent may have access. The Cost of Funds Rate shall be a fluctuating rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed), such interest rate to change automatically from time to time effective as of the effective date of each change in the Cost of Funds Rate.

                  Dollar, Dollars, U.S. Dollars, and the symbol $ shall mean lawful money of the United States of America.

                  Dollar Equivalent shall mean with respect to a Letter of Credit the amount in Dollars (i) which is to be paid in Dollars under the Letter of Credit, and (ii) which is equivalent to the amount to be paid in a currency other than Dollars under the Letter of Credit computed at the Agent's then current selling rate of exchange, as reasonably determined by Agent, for payment by teletransmission or otherwise to the place of payment when and in the currency in which payment is to be made under the Letter of Credit, plus any and all costs, premiums, and expenses arising from all currency conversions incurred by Agent in connection therewith.

                  "domestic" with respect to any Person means that such Person is organized under the Laws of the United States or a state thereof or the District of Columbia.

                  Drawing Date shall have the meaning assigned to that term in
Section 2.9.3.2.

                  Environmental Complaint shall mean any written complaint setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena, or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be.

                  Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata, or the ambient air, relating to or arising out of, or caused by, the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release, or other management or mismanagement of Regulated Substances resulting from the use of, or operations on, any Property.

                  Environmental Laws shall mean all federal, state, local, and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, and consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  ERISA Group shall mean, at any time, the Borrower (and MotivePower and WABCO) and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  Euro-Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, an interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for Dollars set forth on Telerate Page 3750 at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and maturity comparable to such Interest Period, or, if no such rate appears on the Telerate Page 3750, the rate of interest per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) equal to the rate per annum at which Dollar deposits approximately equal in principal amount to such Borrowing Tranche for a period and with a maturity comparable to such Interest Period are offered to the principal London office of Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period ("LIBOR") by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                  Euro-Rate =                  LIBOR
                                 -----------------------------------
                                 1.00 - Euro-Rate Reserve Percentage

                  The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. The term "Telerate Page 3750" shall mean the display designated "Page 3750" of the Telerate Service (or such other page as may replace such page on such service for the purpose of displaying comparable rates).

                  Euro-Rate Bid Loan shall mean any Bid Loan that bears interest under the Bid Loan Euro-Rate Option.

                  Euro-Rate Bid Loan Spread shall mean the spread quoted by a Bank in its Bid to apply to such Bank's Bid Loan if such Bank's Bid is accepted. The Euro-Rate Bid Loan Spread shall be quoted as a percentage rate per annum and expressed in multiples of 1/1000 of one percentage point to be either added to (if it is positive) or subtracted from (if it is negative) the Euro-Rate in effect two (2) Business Days before the Borrowing Date with respect to such Bid Loan. Interest on Euro-Rate Bid Loans shall be computed based on a year of 360 days and actual days elapsed.

                  Euro-Rate Interest Period shall mean the Interest Period applicable to a Euro-Rate Loan.

                  Euro-Rate Option shall mean the Revolving Credit Euro-Rate Option, the Convertible Revolving Credit Euro-Rate Option, or the Bid Loan Euro-Rate Option.

                  Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100 of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

                  Event of Default shall mean any of the events described in
Section 9.1 and referred to therein as an "Event of Default."

                  Extending Bank shall have the meaning assigned to such term in
Section 2.10.2.

                  Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days for the actual number of days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                  Financial Projections shall have the meaning assigned to that term in Section 6.1.8(ii).

                  Fixed Rate shall mean a fixed interest rate quoted by a Bank in its Bid to apply to such Bank's Bid Loan over the term of such Bid Loan if such Bank's Bid is accepted.

                  Fixed Rate Bid Loan shall mean a Bid Loan that bears interest under the Bid Loan Fixed Rate Option.

                  GAAP shall mean generally accepted accounting principles as are in effect from time to time in the United States, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

                  Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

                  Guarantor shall mean each of the Loan Parties and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to Section 11.18, but excluding the Borrower.

                  Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement, and the other Loan Documents (other than a Hedge Agreement) substantially in the form of Exhibit 1.1(G)(1).

                  Guaranty of any Person shall mean any obligation of such Person guarantying or in effect guarantying any liability or obligation of any other Person in any manner, whether directly or indirectly, including any performance bond or other suretyship arrangement, and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                  Guaranty Agreement shall mean the Guaranty in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks.

                  Hedge Agreement shall mean any and all manner of Swap Agreement which is entered into by the Borrower or any Subsidiary of Borrower with any financial institution of reasonably sufficient creditworthiness solely for risk management purposes.

                  Historical Statements shall have the meaning assigned to that term in Section 6.1.8(i).

                  Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations, or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement or payment obligations (contingent or otherwise) under or in connection with any letter of credit, surety bond (but only to the extent that the aggregate amount of surety bonds outstanding at any time exceed $75,000,000), or Swap Agreement, with the value of any such Swap Agreement being determined at the end of each quarter in accordance with a method of valuation reasonably acceptable to the Agent based upon a daily mark-to-market method of calculation, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases, synthetic leases, and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (v) the current portion of mandatory redeemable stock or similar interests, or (vi) any Guaranty of Indebtedness.

                  Indentures shall mean that indenture, dated as of June 20, 1995, between WABCO and the Bank of New York, as trustee, and that indenture, dated as of January 12, 1999, between WABCO and the Bank of New York, as trustee, as such Indentures may be amended or supplemented through the Closing Date.

                  Insolvency Proceeding shall mean, with respect to any Person,
(a) a case, action, or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization, or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up, or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

                  Intercompany Subordination Agreement shall mean the Intercompany Subordination Agreement in substantially the form of Exhibit 1.1(I)(2) executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

                  Interest Period shall mean either a Committed Loan Interest Period or a Bid Loan Interest Period.

                  Interest Rate Option shall mean any Committed Loan Euro-Rate Option, Bid Loan Euro-Rate Option, Bid Loan Fixed Rate Option, or Base Rate Option.

                  Interim Statements shall have the meaning assigned to that term in Section 6.1.8(i).

                  Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                  Investment shall mean the transfer or payment of anything of value from one Person to or on behalf of another Person, whether or not in return for an ownership interest, which transfer is not a loan from the Person making the payment or transfer, and "Investment" shall include all capital and similar contributions, purchases of equity, and similar payments and distributions, except that "Investment" shall not mean any Consideration paid, incurred, given, or assumed in connection with a Permitted Acquisition and shall not mean the purchase of goods or services in the ordinary course of business.

                  Issuing Bank shall mean ABN AMRO Bank N.V. or Chase Manhattan Bank Delaware, provided that with respect to any Letters of Credit issued hereunder on or after the date hereof other than those Letters of Credit deemed to be issued hereunder pursuant to Section 11.19 hereof, the Issuing Bank shall only mean ABN AMRO Bank N.V.

                  Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party (or any predecessor of any Loan Party) and its employees.

                  Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, award, or the like of any Official Body.

                  Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.

                  Letter of Credit Borrowing shall mean an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made and shall not have been converted into a Revolving Credit Loan under Section 2.9.3.2.

                  Letters of Credit Outstanding shall mean at any time the sum of the Dollar Equivalent of the (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                  Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

                  Loan Documents shall mean this Agreement, the Agent's Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, each Guarantor Joinder, and any other instruments, certificates, or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, together with any Hedge Agreement with any Bank or any Affiliate thereof, and Loan Document shall mean any of the Loan Documents.

                  Loan Parties shall mean the Borrower and each and every present and future direct or indirect domestic Subsidiary of Borrower, and each and every present and future direct or indirect non-domestic Subsidiary of Borrower that executes this Agreement as a Guarantor or which executes a Guarantor Joinder pursuant to the terms hereof.

                  Loan Request shall mean either a Bid Loan Request or a Committed Loan Request.

                  Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Bid Loans, Swingline Loans and Convertible Revolving Credit Loans or any Revolving Credit Loan, Bid Loan, Swingline Loan or Convertible Revolving Credit Loan.

                  Material Adverse Change shall mean any set of circumstances or events which (a) has or would reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or would reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (c) impairs materially or would reasonably be expected to impair materially the ability of the Borrower and its Subsidiaries taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or would reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                  Mellon Bank, N.A. shall mean Mellon Bank, N.A., its successors and assigns.

                  Merger is defined in the preamble.

                  Merger Agreement is defined in the preamble.

                  Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                  Moody's shall mean Moody's Investors Service, Inc. and its successors.

                  MotivePower is defined in the preamble.

                  MotivePower Credit Agreement is defined in the preamble.

                  Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

                  Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrower or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

                  Net Consideration shall mean the aggregate amount of all Consideration paid, incurred, given, or assumed since September 30, 1999, by Borrower or any Subsidiary thereof in connection with any Permitted Acquisition which results in the acquisition of a non-domestic Subsidiary of Borrower or of assets held by a non-domestic Subsidiary of Borrower, except that (i) there shall be deducted from the amount of such Consideration the aggregate amount at any time of calculation of cash dividends, assets, and property transferred or paid to Borrower or any of its domestic Subsidiaries since September 30, 1999, by any Person acquired in such a Permitted Acquisition (without, however, deduction of amounts deducted in the calculation of Net Investments), and (ii) the Indebtedness component of any such Consideration shall equal solely the principal amount outstanding at any time of calculation. For purposes of valuing the amount of any assets or property transferred to Borrower or any of its domestic Subsidiaries from any Person acquired in such a Permitted Acquisition, the amount thereof shall be valued at the book value of the asset or property at the time such asset or property is transferred to Borrower or its domestic Subsidiary.

                  Net Investments shall mean the aggregate amount of all Investments made by Borrower or any Subsidiary thereof since September 30, 1999, to or in any Venture or non-domestic Subsidiary minus the aggregate amount of cash dividends, assets, and property transferred or paid to Borrower or any of its domestic Subsidiaries (other than as repayment of a loan) since September 30, 1999, from any Venture or non-domestic Subsidiary of Borrower. For purposes of valuing the amount of any Investment made in the form of assets or property (other than cash), the amount of such Investment shall be valued at the book value of the asset or property at the time the Investment is made. For purposes of valuing the amount of any assets or property transferred to Borrower or any of its domestic Subsidiaries from any Venture or non-domestic Subsidiary of Borrower, the amount thereof shall be valued at the book value of the asset or property at the time such asset or property is transferred to Borrower or its domestic Subsidiary.

                  "non-domestic" with respect to any Person means that such Person is organized under the Laws of a country (or a political subdivision of any such country) other than the United States.

                  Notes shall mean the Revolving Credit Notes, Bid Notes, Swingline Note, and the Convertible Revolving Credit Notes, if any.

                  notices shall have the meaning assigned to that term in
Section 11.6.

                  Obligation shall mean each and every obligation or liability of any of the Loan Parties to the Agent or any of the Banks or any Affiliate of any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent's Letter, or any other Loan Document.

                  Offered Amount shall have the meaning assigned to such term in
Section 2.8.2.

                  Official Body shall mean any national, federal, state, local, or other government or political subdivision or any agency, authority, bureau, central bank, commission, department, or instrumentality of any thereof, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

                  Participation Advance shall mean, with respect to any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share of the Revolving Credit Commitment pursuant to Section 2.9.4.

                  Payoff Letters shall have the meaning ascribed to such term in
Section 7.1.11.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                  Permitted Acquisitions shall have the meaning assigned to such term in Section 8.2.5.

                  Permitted Investments shall mean:

                           (i) direct obligations of the United States of
America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of investment;

                           (ii) commercial paper maturing in 180 days or less
rated not lower than A-1 by Standard & Poor's or P-1 by Moody's on the date of acquisition;

                           (iii) demand deposits, time deposits or certificates
of deposit maturing within one year in commercial banks whose obligations are rated A-l, A, or the equivalent or better by Standard & Poor's on the date made or acquired;

                           (iv) intercompany loans or investments by domestic
Loan Parties to or in domestic Loan Parties;

                           (v) loans or Investments to or in Ventures or
non-domestic Subsidiaries of Borrower in an aggregate amount of loans outstanding at any time of calculation and of Net Investments in existence at any time of calculation not in excess of the equivalent amount of $100,000,000 minus the sum (in the equivalent amount of Dollars and without counting any item addressed in this Clause (v) more than once) of (A) the aggregate amount of all Indebtedness of the non-domestic Subsidiaries of Borrower owing at such time of calculation to any Person other than the Borrower or any Subsidiary thereof, (B) the aggregate amount of all Indebtedness at such time of calculation of all Ventures to the extent Borrower or any Subsidiary of Borrower is obligated (contractually or by Law) thereon to any Person other than the Borrower or any Subsidiary thereof, and (C) Net Consideration;

                           (vi) loans by non-domestic Subsidiaries to Borrower,
provided that each such loan is subject to the Intercompany Subordination Agreement or a subordination agreement substantially similar thereto; and

                           (vii) short term money market funds offered by any of
the Banks or comparable financial institutions which investments comply with the investment restrictions indicated in items (i) through (iii) of this definition of Permitted Investments.

                  Permitted Liens shall mean:

                           (i) Liens for taxes, assessments, or similar charges,
incurred in the ordinary course of business and which are not yet due and payable or which are being contested in good faith and for which the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments, or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (ii) Pledges or deposits made in the ordinary course
of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                           (iii) Liens of mechanics, materialmen, warehousemen,
carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default or are being contested in good faith and for which the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such obligations or lease payments forthwith upon the commencement of proceedings to foreclose any such Lien;

                           (iv) Good-faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance, or other similar bonds required in the ordinary course of business together with such unperfected Liens as may arise by virtue of the execution of an agreement for the services of a surety;

                           (v) Encumbrances consisting of zoning restrictions,
easements, or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                           (vi) Liens, security interests, and mortgages in
favor of the Agent for the benefit of the Banks and, to the extent any such Liens exist, but solely to such extent, Liens in favor of holders of any Securities (as such term is defined under the Indentures) under any of the Indentures;

                           (vii) Liens on property leased by Borrower or any
Subsidiary of Borrower under operating leases securing obligations of such Person to the lessor under such leases;

                           (viii) Liens arising in connection with Indebtedness
permitted by Section 8.2.1(iii), provided that the amount secured thereby is not materially in excess of the principal amount of such Indebtedness, and no additional assets become subject to such Lien;

                           (ix) Any Lien existing on the date of this Agreement
and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                           (x) The following, (A) if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed and (B) if a final judgment is entered with respect thereto and such judgment is discharged within forty (40) days of entry, and they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                                    (1) Claims or Liens for taxes, assessments,
                  or charges due and payable and subject to interest or penalty, provided that Borrower or any Subsidiary of Borrower, as applicable, maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments, or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                    (2) Claims, Liens, or encumbrances upon, and
                  defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                                    (3) Claims or Liens of mechanics,
                  materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

                                    (4) Liens resulting from final judgments or
                  orders described in Section 9.1.6; or

                           (xi) Liens in connection with Securitizations
permitted by Section 8.2.6.

Provided, however, that no Lien on any shares of capital stock or other evidences of ownership of or equity participation in any non-domestic Subsidiary of Borrower shall be a Permitted Lien.

                  Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                  Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

                  Potential Default shall mean any event or condition which with notice, passage of time, or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                  Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania, or New York, New York, or such other location, as expressly stated herein.

                  Prohibited Transaction shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                  Property shall mean all real property, both owned and leased, of Borrower or any of its Subsidiaries.

                  Pulse Note shall mean the promissory note, dated as of January 31, 1995, in the original principal amount of $16,990,000 given by WABCO to the order of Pulse Electronics, Inc., and Pulse Embedded Computer Systems, Inc.

                  Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to Borrower or any Subsidiary of Borrower or deferred payments by any such Person for the purchase of such tangible personal property.

                  Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

                  Ratable Share with respect to the Revolving Credit Commitment shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks and Ratable Share with respect to the Convertible Revolving Credit Commitment shall mean the proportion that a Bank's Convertible Revolving Credit Commitment bears to the Convertible Revolving Credit Commitments of all of the Banks; and, Ratable Share with respect to Letters of Credit Outstanding or Swingline Loans shall mean the proportion that a Bank's respective share thereof bears to respectively, all Letters of Credit Outstanding or Swingline Loans after giving effect to such Bank's participation therein in accordance with the terms hereof.

                  Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated, or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, coproducts, impurities, dust, scrap, heavy metals, defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any related materials, substances, or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release, or other management or mismanagement of which is regulated by the Environmental Laws.

                  Regulation U shall mean Regulation U, T, or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                  Reimbursement Obligation shall have the meaning assigned to such term in Section 2.9.3.2.

                  Rents shall mean rent expense pursuant to operating leases of Borrower or any Subsidiary of Borrower.

                  Reportable Event shall mean a reportable event described in
Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

                  Requested Amount shall have the meaning assigned to such term in Section 2.8.1.

                  Required Banks shall mean:

                           (A) if there are no Loans (other than Swingline Loans
or Bid Loans), or Letter of Credit Borrowings outstanding, or Letters of Credit Outstanding, Required Banks shall mean Banks whose Commitments (other than Swingline Commitments) aggregate at least 51% of the Commitments (other than Swingline Commitments), of all of the Banks, or

                           (B) if there are Loans (other than Swingline Loans or
Bid Loans), Letter of Credit Borrowings outstanding, or Letters of Credit Outstanding, Required Banks shall mean:

                           (i) prior to a termination of the Commitments
hereunder pursuant to Section 9.2.1 or 9.2.2, any Bank or group of Banks if the sum of the Committed Loans (other than Swingline Loans), Letters of Credit Outstanding, and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Committed Loans (other than Swingline Loans), Letters of Credit Outstanding and Letter of Credit Borrowings then outstanding;

                           (ii) after a termination of the Commitments hereunder
pursuant to Section 9.2.1 or 9.2.2, any Bank or group of Banks if the sum of the Loans (other than Swingline Loans or Bid Loans), Letters of Credit Outstanding, and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 51% of the total principal amount of all of the Loans (other than Swingline Loans or Bid Loans), Letters of Credit Outstanding, and Letter of Credit Borrowings then outstanding.

Letters of Credit Outstanding and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the appropriate Issuing Bank and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                  Revolving Credit Banks shall mean the Banks holding Revolving Credit Commitments.

                  Revolving Credit Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.l(i).

                  Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement or as otherwise amended in accordance with the terms hereof, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                  Revolving Credit Euro-Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1.1(ii).

                  Revolving Credit Expiration Date shall mean, with respect to the Revolving Credit Commitments, November 19, 2004, as such date may be extended in accordance with the terms hereof.

                  Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or any one of the Banks to the Borrower pursuant to Section 2. A Bid Loan is not a Revolving Credit Loan, except that it will be treated as a Revolving Credit Loan following a termination of the Commitments hereunder pursuant to Section 9.2.1 or 9.2.2 as provided in Section 9.3.

                  Revolving Credit Note shall mean any Revolving Credit Note of the Borrower in the form of Exhibit 1.1(R) issued by the Borrower at the request of a Bank pursuant to Section 5.9 evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings, or refundings thereof in whole or in part.

                  Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letters of Credit Outstanding.

                  SEC shall mean the Securities and Exchange Commission or any governmental agencies substituted therefor.

                  Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which facilitate the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

                  Standby Letter of Credit Fee shall have the meaning assigned to that term in Section 2.9.2.

                  Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries,
(iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

                  Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.2.

                  Swap Agreement shall mean any agreement (including terms and conditions incorporated by reference therein) which is an interest rate swap agreement, basis swap, forward interest rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, currency swap agreement, cross-currency swap agreement, currency option, or any other similar agreement (including any option to enter into any of the foregoing) or any combination of the foregoing or a master agreement for any of the foregoing, together with all supplements and confirmations related thereto, regardless as to all of the foregoing whether entered into for a risk management, speculative, or other purpose.

                  Swingline Bank shall mean ABN AMRO.

                  Swingline Commitment shall mean the obligation of the Swingline Bank to make Loans pursuant to Section 2.11.1 as set forth on Schedule 1.1(B), as the same may be amended from time to time in accordance with the terms hereof.

                  Swingline Loans is defined in Section 2.11.1.

                  Taxes shall have the meaning assigned to that term in Section 5.7.1.

                  Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

                  Venture shall mean at any time any domestic or non-domestic Person, venture or enterprise which is not a Subsidiary of Borrower, but as to which Borrower or any one or more Subsidiaries of Borrower directly or indirectly owns or controls an ownership, voting or other interest in excess of five percent of any such outstanding interests and in the management or operations of which Borrower or any Subsidiary of Borrower materially participates.

                  WABCO is defined in the preamble.

                  WABCO Credit Agreement is defined in the preamble.

Construction.

         Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents (other than a Hedge

Agreement): (a) references to the plural include the singular, the plural, the part and the whole; unless the context clearly indicates otherwise "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation"; (b) references to "determination" of or by the Agent or the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error; (c) whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith; (d) the words "hereof," "herein," "hereunder," "hereto," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document; (e) the section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect; (f) article, section, subsection, clause, schedule, and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (g) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; (h) reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document, or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded, or restated; (i) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and; references to "shall" and "will" are intended to have the same meaning.

Accounting Principles.

         Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] and all defined terms used in the definition of any accounting term used in Section 8.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof, applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 6.1.8(i). In the event of any change after the date hereof in GAAP or in the fiscal year of Borrower or any Subsidiary thereof, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 8.2 based upon the Borrower's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Borrower's financial statements at that time.

REVOLVING CREDIT FACILITY

Revolving Credit Commitments.

         Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Revolving Credit Expiration Date, provided that after giving effect to each such Loan the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letters of Credit Outstanding and Ratable Share of Swingline Loans. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay, and reborrow pursuant to this Section 2.1. All outstanding Revolving Credit Loans shall be due and payable on the Revolving Credit Expiration Date.

Nature of Banks' Obligations With Respect to Revolving Credit Loans.

         Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letters of Credit Outstanding and Ratable Share of Swingline Loans. The obligations of each Bank hereunder are several and not joint. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Revolving Credit Expiration Date.

Commitment Fees.

         The Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment and Convertible Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") accruing from the date hereof until the Revolving Credit Expiration Date and equal to the Applicable Revolving Credit Commitment Fee Rate and the Applicable Convertible Revolving Credit Commitment Fee Rate (computed on the basis of a year of 360 days for the actual number of days elapsed) on the respective average daily unused amount of (i) such Bank's Revolving Credit Commitment, and (ii) such Bank's Convertible Revolving Credit Commitment. All Commitment Fees shall be payable quarterly in arrears on the first Business Day of each January, April, July, and October after the date hereof and on, as applicable, (A) the Revolving Credit Expiration Date, and (B) the Convertible Revolving Credit Expiration Date, or in any event upon acceleration of the Loans. For purposes of calculating Commitment Fees only, no portion of the Revolving Credit Commitments shall be deemed utilized under Section 5.2 as a result of outstanding Bid Loans or Swingline Loans. For the purpose of calculating Commitment Fees in respect of Revolving Credit Commitments, any portion of the Revolving Credit Commitments unavailable due to outstanding Letters of Credit shall be deemed to be used amounts.

Additional Fees.

         The Borrower agrees to pay to the Agent for its own account the fees and costs set forth in the Agent's Letter. All fees payable hereunder shall be nonrefundable and deemed earned in full when due.

Revolving Credit Loan Requests.

         Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Credit Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2, by delivering to the Agent, (i) not later than 12:00 noon, New York time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or prior to the conversion to or the renewal of the Euro-Rate Option for any such Loans; and (ii) not later than 12:00 noon, New York time, on the Business Day of either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or of the last day of the preceding Committed Loan Interest Period with respect to the conversion of an Interest Rate Option to the Base Rate Option for any such Loan, a duly completed Committed Loan Request therefor substantially in the form of Exhibit 2.5 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile, or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $2,500,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $500,000 and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether Committed Loan Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Committed Loan Euro-Rate Option applies, an appropriate Committed Loan Interest Period for the Revolving Credit Loans comprising such Borrowing Tranche.

Making Revolving Credit Loans.

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2, fund such Revolving Credit Loans to the Borrower in U.S. Dollars and in immediately available funds at the Principal Office in New York City prior to 2:00 p.m., New York time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

Use of Proceeds.

         The proceeds of the Revolving Credit Loans, Convertible Revolving Credit Loans, Swingline Loans, and Bid Loans and the Letters of Credit shall be used in accordance with Section 8.1.10.

Bid Loan Facility.

Bid Loan Requests.

                  Except as otherwise provided herein, the Borrower may from time to time prior to the Revolving Credit Expiration Date request that the Banks make Bid Loans by delivery to the Agent at its Principal Office in New York not later than 12:00 noon, New York time, of a duly completed request therefor substantially in the form of Exhibit 2.8.1 hereto or a request by telephone immediately confirmed in writing by letter, facsimile, or telex (each, a "Bid Loan Request") at least two (2) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Fixed Rate Bid Loans and four (4) Business Days prior to the proposed Bid Loan Borrowing Date if Borrower is requesting Euro-Rate Bid Loans. The Agent may rely on the authority of any individual making a telephonic request referred to in the preceding sentence without the necessity of receipt of written confirmation. Each Bid Loan Request shall be irrevocable and shall specify (i) the proposed Bid Loan Borrowing Date,
(ii) whether Borrower is electing the Bid Loan Fixed Rate Option or the Bid Loan Euro-Rate Option, (iii) the term of the proposed Bid Loan (the "Bid Loan Interest Period") which may be no less than thirty (30) days and no longer than one hundred eighty (180) days, if Borrower is requesting a Fixed Rate Bid Loan, or one, two, three, or six Months, if Borrower is requesting a Euro-Rate Bid Loan, and (iv) the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be not less than $5,000,000 and shall be an integral multiple of $1,000,000. After giving effect to such Bid Loan and any other Loan made on or before the Bid Loan Borrowing Date, (i) the aggregate amount of the Bid Loans of all Banks outstanding shall not exceed $100,000,000 (the "Bid Loan Aggregate Sublimit"), (ii) the aggregate amount of all Revolving Credit Loans, Swingline Loans, and Bid Loans outstanding plus the Letters of Credit Outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments then existing of the Banks, and (iii) the aggregate amount of all Revolving Credit Loans, Convertible Revolving Credit Loans, Swingline Loans and Bid Loans outstanding plus the Letters of Credit Outstanding shall not exceed the aggregate amount of the Revolving Credit Commitments and Convertible Revolving Credit Commitments then existing of the Banks. There shall be at least fifteen
(15) Business Days between each Bid Loan Borrowing Date.

Bidding.

                  The Agent shall promptly after receipt by it of a Bid Loan Request pursuant to Section 2.8.1 notify the Banks of its receipt of such Bid Loan Request specifying (i) the proposed Bid Loan Borrowing Date, (ii) whether the proposed Bid Loan shall be a Fixed Rate Bid Loan or a Euro-Rate Bid Loan,
(iii) the Bid Loan Interest Period, and (iv) the principal amount of the proposed Bid Loan. Each Bank may in its sole discretion submit a bid (a "Bid") to the Agent at its Principal Office in New York not later than 10:00 a.m., New York time, one (1) Business Day before the proposed Bid Loan Borrowing Date if Borrower is requesting a Fixed Rate Bid Loan, or three (3) Business Days before the proposed Bid Loan Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan by telephone (immediately confirmed in writing by letter, facsimile or telex). Each Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount") which (i) may be less than, but shall not exceed, the Requested Amount, (ii) shall be at least $1,000,000 and shall be an integral multiple of $1,000,000 and (iii) may exceed such Bank's Revolving Credit Commitment, and (B) the Fixed Rate which shall apply to such proposed Bid Loan, if Borrower has requested a Fixed Rate Bid Loan, or the Euro-Rate Bid Loan Spread which shall apply to such proposed Bid Loan if Borrower has requested a Euro-Rate Bid Loan. If any Bid omits information required hereunder, the Agent may in its sole discretion attempt to notify the Bank submitting such Bid. If the Agent so notifies a Bank, such Bank may resubmit its Bid, provided that it does so prior to the time set forth in this
Section 2.8.2 above by which such Bank is required to submit its Bid to the Agent. The Agent shall promptly notify the Borrower of the Bids which it received from the Banks on a timely basis. If the Agent in its capacity as a

Bank shall, in its sole discretion, make a Bid, it shall notify the Borrower of such Bid before 9:00 a.m., New York time, one (1) Business Day before the proposed Bid Loan Borrowing Date, if Borrower is requesting a Fixed Rate Bid Loan, or three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan.

Accepting Bids.

                  The Borrower shall irrevocably accept or reject Bids by notifying the Agent at its Principal Office in New York of such acceptance or rejection by telephone (immediately confirmed in writing by letter, facsimile, or telex) not later than 11:00 a.m., New York time, one (1) Business Day before the proposed Bid Loan Borrowing Date, if Borrower is requesting a Fixed Rate Bid Loan, or three (3) Business Days before the proposed Borrowing Date if Borrower is requesting a Euro-Rate Bid Loan. If the Borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) it shall be irrevocable and the total amount which Borrower accepts from all Banks must not be less than $5,000,000 and be in integral multiples of $1,000,000 and may not exceed the Requested Amount; (2) the Borrower must accept Bids based solely on the amount of the Fixed Rates or Euro-Rate Bid Loan Spreads, as the case may be, which each of the Banks quoted in their Bids in ascending order of the amount of Fixed Rates or Euro-Rate Bid Loan Spreads; (3) the Borrower may not borrow Bid Loans from any Bank on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; (4) if two or more Banks make Bids at the same Fixed Rate (if Borrower Requested a Fixed Rate Bid Loan) or Euro-Rate Bid Loan Spread (if Borrower Requested a Euro-Rate Bid Loan) and the Borrower desires to accept a portion but not all of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, the Borrower shall accept a portion of each Bid equal to the product of the Offered Amount of such Bid times the fraction obtained by dividing the total amount of Bids which Borrower is accepting at such Fixed Rate or Euro-Rate Bid Loan Spread, as the case may be, by the sum of the Offered Amounts of the Bids at such Fixed Rate or Euro-Rate Bid Loan Spread, provided that the Borrower shall round the Bid Loans allocated to each such Bank upward or downward as the Borrower may select to integral multiples of $1,000,000. The Agent shall (i) promptly notify a Bank that has made a Bid of the amount of its Bid that was accepted or rejected by the Borrower and (ii) as promptly as practical notify all of the Banks of all Bids submitted and those which have been accepted.

Funding Bid Loans.

                  Each Bank whose Bid or portion thereof is accepted shall remit the principal amount of its Bid Loan to the Agent at its Principal Office in New York by 12:00 noon on the Borrowing Date. The Agent shall make such funds available to the Borrower on or before 1:00 p.m. on the Borrowing Date, provided that the conditions precedent to the making of such Bid Loan set forth in
Section 7.2 have been satisfied not later than 10:00 a.m., New York time, on the proposed Borrowing Date. If such conditions precedent have not been satisfied prior to such time, then (i) the Agent shall not make such funds available to the Borrower, (ii) the Bid Loan Request shall be deemed to be revoked by Borrower, and (iii) the Agent shall return the amount previously funded to the Agent by each applicable Bank no later than the directly following Business Day. The Borrower shall immediately notify the Agent of any failure to satisfy the conditions precedent to the making of Bid Loans under Section 7.2. The Agent may assume that Borrower has satisfied such conditions precedent if the Borrower (i) has delivered to the Agent at its Principal Office in New York the documents required to be delivered under Section 7.2, (ii) the Borrower has not notified the Agent at its Principal Office in New York that the Loan Parties have not satisfied any other conditions precedent, and (iii) the Agent has no actual notice of such a failure.

Several Obligations.

                  The obligations of the Banks to make Bid Loans after their Bids have been accepted are several and not joint. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan which another Bank has agreed to make.

Bid Notes.

                  The obligation of the Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Note dated as of the date hereof payable to the order of such Bank in a face amount equal to the aggregate Revolving Credit Commitments of all of the Banks. Each Bid Loan shall be due and payable on the last day of its respective Bid Loan Interest Period.

Letter of Credit Subfacility.

Issuance of Letters of Credit.

                  Subject to the terms and conditions and relying on the representations and warranties herein set forth, Chase Manhattan Bank Delaware agrees to continue outstanding until expiration each of the Letters of Credit issued by it and listed on Schedule 2.9.1(A) and to be an Issuing Bank solely with respect to such Letters of Credit. Subject to the terms and conditions and relying on the representations and warranties herein set forth, ABN AMRO Bank N.V. agrees to continue outstanding until expiration each of the Letters of Credit issued by it and listed on Schedule 2.9.1(B).

                  Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or on behalf of any other Loan Party (provided that Borrower is the account party thereon) by delivering to the Agent at its Principal Office in New York and to the Issuing Bank a completed application and agreement for letters of credit in such form as the Issuing Bank may specify from time to time by no later than 10:00 a.m., New York time, at least three (3) Business Days, or such shorter period as may be agreed to by the Issuing Bank, in advance of the proposed date of issuance. Each Letter of Credit shall be either a Standby Letter of Credit or a Commercial Letter of Credit and shall be denominated in Dollars or if a different currency is requested by the Borrower, a currency satisfactory to the Issuing Bank. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Issuing Bank will issue a Letter of Credit provided that each Letter of Credit shall expire no later than twenty (20) Business Days prior to the Revolving Credit Expiration Date and provided that in no event shall (i) the Letters of Credit Outstanding exceed, at any one time, $85,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments

                  If on any date the aggregate Letter of Credit Outstandings, in the equivalent amount of US Dollars at exchange rates then prevailing and available to the Agent, exceed $85,000,000 (such excess amount, calculated at any time and from time to time, being referred to herein as the "Exchange Rate L/C Excess Amount"), the Borrower shall thereupon deposit in a interest-bearing account with the Agent (the "L/C Cash Collateral Account"), as cash collateral for its Letter of Credit Obligations under the Loan Documents, an amount equal to the Exchange Rate L/C Excess Amount, and the Borrower hereby pledges to the Agent for the benefit of each Issuing Bank, and grants to the Agent for the benefit of each Issuing Bank a security interest in, all such cash, deposit, and account, and the proceeds thereof, as security for such Letter of Credit Obligations.

Letter of Credit Fees.

                  The Borrower shall pay (i) to the Agent at its Principal Office in New York for the ratable account of the Banks (a) with respect to Commercial Letters of Credit, a nonrefundable fee (the "Commercial Letter of Credit Fee") equal to the basis points per annum at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Commercial Letter of Credit Fee" which Commercial Letter of Credit Fee shall be computed in accordance with the parameters set forth on Schedule 1.1(A), and (b) with respect to Standby Letters of Credit, a nonrefundable fee (the "Standby Letter of Credit Fee") equal to the basis points per annum at the indicated level of the ratio of Consolidated Total Indebtedness to Cash Flow in the Revolving Credit Pricing Grid on Schedule 1.1(A) below the heading "Standby Letter of Credit Fee," which Standby Letter of Credit Fee shall be computed in accordance with the parameters set forth on Schedule 1.1(A), and (ii) with respect to all Letters of Credit, to the Agent for its own account and to Chase Manhattan Bank Delaware a fronting fee as described in their respective fee letters, all of which fees shall be computed on the average daily Letters of Credit Outstanding (as Commercial Letters of Credit, Standby Letters of Credit, or both, as the case may be, and in each case computed on the basis of a year of 360 days for the actual number of days elapsed), and shall be payable quarterly in arrears commencing with the first Business Day of each January, April, July and October following issuance of each Letter of Credit and on the Revolving Credit Expiration Date. The Borrower shall also pay to each Issuing Bank for such Issuing Bank's sole account such Issuing Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as such Issuing Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of letters of credit.

Disbursements, Reimbursement.

Immediately upon the issuance of each Letter of Credit and immediately upon execution of this Agreement with respect to the Letters of Credit listed on Schedules 2.9.1(A) and 2.9.1(B), each Revolving Credit Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Borrower and the Agent. Provided that it shall have received such notice, the Borrower shall reimburse the Issuing Bank (such obligation to reimburse the Issuing Bank shall sometimes be referred to as a "Reimbursement Obligation") prior to 12:00 noon, New York time, on each date that an amount is paid by the Issuing Bank under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the Dollar Equivalent of the amount so paid by the Issuing Bank. In the event the Borrower fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 12:00 noon, New York time, on the Drawing Date, the Agent will promptly notify each Revolving Credit Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans in the Dollar Equivalent of the amount paid by the Issuing Bank under the Letter of Credit be made by the Revolving Credit Banks under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 other than any notice requirements. Any notice given by the Issuing Bank pursuant to this
         Section 2.9.3.2 may be oral if immediately confirmed in writing, provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

In consideration of its participation in each Letter of Credit, as set forth at
         Section 2.9.3.1, each Revolving Credit Bank shall upon any notice pursuant to Section 2.9.3.2 make available to the Issuing Bank an amount in immediately available funds equal to its Ratable Share of the Dollar Equivalent of the amount paid by the Issuing Bank under the Letter of Credit, whereupon the participating Banks shall (subject to Section 2.9.3.4) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount, if such Loan may be made, or each of the participating Banks shall be deemed to have funded its participation as provided below at Section 2.9.3.4. If any Bank so notified fails to make available to the Issuing Bank for the account of the Issuing Bank the amount of such Bank's Ratable Share of such amount by no later than 2:00 p.m., New York time, on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment, from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Issuing Bank will promptly give notice to the Agent of the occurrence of the Drawing Date and the Agent shall notify the Banks, but failure of the Issuing Bank or the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

With respect to any unreimbursed drawing that is not converted into Revolving
         Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2, because of the Borrower's failure to satisfy the conditions set forth in Section 7.2 other than any notice requirements or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Bank a Letter of Credit Borrowing in the Dollar Equivalent of the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option; for purposes of determining the available Revolving Credit Commitments of the Banks at any time, each outstanding Letter of Credit Borrowing shall be deemed to have utilized the Revolving Credit Commitments of the Banks pro rata in accordance with such respective Revolving Credit Commitments. Each Bank's payment to the Issuing Bank pursuant to
         Section 2.9.3.3 shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Participation Advance from such Bank in satisfaction of its participation obligation under this Section 2.9.3.

Repayment of Participation Advances.

Upon (and only upon) receipt by the Issuing Bank for its account of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Issuing Bank, or
         (ii) in payment of interest on such a payment made by the Issuing Bank under such a Letter of Credit, the Issuing Bank will pay to each Revolving Credit Bank, in the same funds as those received by the Issuing Bank, the amount of such Bank's Ratable Share of such funds, except the Issuing Bank shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by the Issuing Bank.

If the Issuing Bank is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party to the Issuing Bank pursuant to Section 2.9.4.1 in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Credit Bank shall, on demand of the Issuing Bank, forthwith return to the Issuing Bank the amount of its Ratable Share of any amounts so returned by the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Issuing Bank, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

Documentation.

                  Each Loan Party agrees to be bound by the terms of the Issuing Bank's application and agreement for letters of credit and the Issuing Bank's written regulations and customary practices relating to letters of credit, though the Issuing Bank's interpretation may be different from such Loan Party's own interpretation. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Bank shall not be liable for any error, negligence, or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

Intentionally Omitted.

Nature of Participation and Reimbursement Obligations.

                  Each Revolving Credit Bank's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3, as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Bank upon a draw under a Letter of Credit, shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

                           (i) any set-off, counterclaim, recoupment, defense,
or other right which such Bank may have against the Issuing Bank, the Borrower, or any other Person for any reason whatsoever;

                           (ii) the failure of any Loan Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1, 2.5, 2.6, or 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3;

                           (iii) any lack of validity or enforceability of any
Letter of Credit;

                           (iv) the existence of any claim, set-off, defense, or
other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                           (v) any draft, demand, certificate, or other document
presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Issuing Bank has been notified thereof;

                           (vi) payment by the Issuing Bank under any Letter of
Credit against presentation of a demand, draft, or certificate or other document which does not comply with the terms of such Letter of Credit;

                           (vii) any adverse change in the business, operations,
properties, assets, condition (financial or otherwise), or prospects of any Loan Party or Subsidiaries of a Loan Party;

                           (viii) any breach of this Agreement or any other Loan
Document by any party thereto;

                           (ix) the occurrence or continuance of an Insolvency
Proceeding with respect to Borrower or any Subsidiary of Borrower;

                           (x) the fact that an Event of Default or a Potential
Default shall have occurred and be continuing;

                           (xi) the fact that the Revolving Credit Expiration
Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

                           (xii) any other circumstance or happening whatsoever,
whether or not similar to any of the foregoing.

Indemnity.

                  In addition to amounts payable as provided in Section 10.5, the Borrower hereby agrees to protect, indemnify, pay, and save harmless the Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable fees, expenses, and disbursements of counsel and allocated costs of internal counsel) which the Issuing Bank may incur or be subject to as a consequence, direct or indirect, of
(i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Bank as determined by a final judgment of a court of competent jurisdiction or (B) subject to the following clause (ii), the wrongful dishonor by the Issuing Bank of a proper demand for payment made under any Letter of Credit, or (ii) the failure of the Issuing Bank to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

Liability for Acts and Omissions.

                  As between any Loan Party and the Issuing Bank, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document submitted by any party in connection with the application for an issuance of or any documents presented under any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged (even if the Issuing Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Issuing Bank from liability for the Issuing Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                  In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith (as such term is applicable to Letters of Credit pursuant to the applicable Uniform Commercial Code), shall not put the Issuing Bank under any resulting liability to the Borrower or any Bank.

                  In the event that the jurisdiction referred to in Section 11.8 adopts revisions to Article 5 of its Uniform Commercial Code which are inconsistent with the provisions of this Section 2.9, the Loan Parties shall upon the request of Agent agree to a modification of the provisions of this
Section 2.9 that is consistent with the intent hereof and permissible under such
Article 5 as revised.

Extension by Banks of the Expiration Date.

Requests; Approval by All Banks.

                  Upon or promptly after delivery by the Borrower of the annual financial statements to be provided under Section 8.3.2 for the fiscal year ending December 31, 1999, or any subsequent fiscal year, the Borrower may request a one (1) year extension of the Revolving Credit Expiration Date by written notice to the Banks, and the Banks agree to respond to the Borrower's request for an extension within ninety (90) days following receipt of the request; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Revolving Credit Expiration Date. If all Banks elect to extend, the Revolving Credit Expiration Date shall be extended for a period of one (1) year, subject to the execution of reasonable and appropriate documentation thereof. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of Section 2.10.2 shall apply. Borrower may request successive extensions by providing the extension request along with the audited financial statement for the prior year in the manner set forth immediately above in this
Section 2.10.1 each respective year.

Approval by Required Banks.

                  In the event that one or more Banks do not agree to extend the Revolving Credit Expiration Date or do not respond to Borrower's request for an extension within the time required under Section 2.10.1 (each a "Bank to be Terminated"), but the Required Banks agree to such extension within such time then, the Banks which have agreed to such extension within the time required under Section 2.10.1 (each an "Extending Bank") may, with the prior written approval of the Borrower and the Agent, arrange to have one or more other banks (each an "Assignee Bank") purchase all of the outstanding Loans, if any, of the Bank to be Terminated and succeed to and assume the Commitments and all other rights, interests, and obligations of the Bank to be Terminated under this Agreement and the other Loan Documents (other than a Hedge Agreement). Any such purchase and assumption shall be (1) pursuant to an Assignment and Assumption Agreement, (2) subject to and in accordance with Section 11.11, and (3) if any Committed Loans are outstanding under the Committed Loan Euro-Rate Option or if any Bid Loans are outstanding to such Bank to be Terminated, scheduled to take effect (to the extent of the Extending Banks' best efforts) on the last day of the Interest Period with respect to the majority of such Loans. The Borrower shall pay all amounts due and payable to the Bank to be Terminated on the effective date of such Assignment and Assumption Agreement, including principal, interest, fees, costs, and amounts, if any, owing under Section 5.6. In the event that the Agent shall become a Bank to be Terminated, the provisions of this Section 2.10 shall be subject to Section 10.14. In the event that the Loans and Commitments of a Bank to be Terminated are not fully assigned and assumed pursuant to this Section 2.10.2 on or before December 1 of such year, then the Revolving Credit Expiration Date shall not be extended for any Bank.

Swingline Loans.

Swingline Commitment.

                  On the terms and subject to the conditions and relying upon the representations and warranties herein set forth, the Swingline Bank agrees to make loans (as described in this Section 2.11.1, "Swingline Loans") to the Borrower at any time and from time to time on and after the date hereof to the earlier of the Revolving Credit Expiration Date or the termination of the Revolving Credit Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding, after giving effect to any Swingline Loan requested by Borrower, that will not result in (i) the aggregate amount of all Swingline Loans outstanding exceeding $10,000,000, (ii) the aggregate amount of all Revolving Credit Loans, Swingline Loans, and Bid Loans outstanding plus the Letters of Credit Outstanding exceeding the aggregate amount of the Revolving Credit Commitments then existing of the Banks, or (iii) the aggregate outstanding amount of all Revolving Credit Loans, Convertible Revolving Credit Loans, Swingline Loans, and Bid Loans plus the Letters of Credit Outstanding exceeding the aggregate amount of the Revolving Credit Commitments and Convertible Revolving Credit Commitments then existing of the Banks. Each Swingline Loan shall be in a principal amount that is an integral multiple of $100,000. The Swingline Commitment may be terminated or reduced from time to time as provided herein. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or repay and reborrow Swingline Loans hereunder. The Swingline Loans shall be evidenced by a promissory note of Borrower in favor of the Swingline Bank substantially in the form of Exhibit 1.1(S).

Swingline Loans.

                  The Borrower shall notify the Agent by telephone (promptly confirmed in writing), not later than 12:00 (noon), New York City time, on the date of a proposed Swingline Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business
Day), amount of such Swingline Loan, and whether such Swingline Loan shall be subject to the Base Rate or the Cost of Funds Rate. The Agent will promptly advise the Swingline Bank of any notice received from the Borrower pursuant to this SubSection 2.11.2. The Swingline Bank will make each Swingline Loan available to the Borrower by means of a credit to a general deposit account or as otherwise designated by the Borrower by telephone (promptly confirmed in writing) by 3:00 p.m. on the date such Swingline Loan is so requested. The Agent and Swingline Bank may rely on the authority of any individual making such a telephonic request or giving such telephonic direction without the necessity of receipt of written confirmation.

Prepayment.

                  The Borrower shall have the right at any time and from time to time to prepay any Swingline Loan, in whole or in part, upon giving telephonic notice (promptly confirmed in writing) to the Swingline Bank and to the Agent before 2:00 p.m., New York City time on the date of prepayment at the Swingline Bank's address for notices specified on Schedule 1.1(B). Any prepayment in part of a Swingline Loan shall be in an amount that is an integral multiple of $100,000. All principal payments of Swingline Loans shall be accompanied by accrued interest on the principal amount being repaid to but excluding the date of payment. All outstanding Swingline Loans shall be due and payable on the Revolving Credit Expiration Date.

Interest.

                  Each Swingline Loan shall be subject to, at the option of Borrower, either the Cost of Funds Rate or the Base Rate Option, and the provisions of Section 4.3, and shall bear interest at a rate per annum equal to the Base Rate or Cost of Funds Rate plus the Applicable Margin, in effect from time to time.

Participations.

                  The Swingline Bank may by written notice given to the Agent not later than 12:00 (noon), New York City time, on any Business Day require the Revolving Credit Banks to acquire participations in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Credit Banks shall participate. The Agent will, promptly upon receipt of such notice, give notice to each Revolving Credit Bank, specifying in such notice such Bank's Ratable Share of such Swingline Loan or Loans. In consideration and in furtherance of the foregoing, each Revolving Credit Bank hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Agent, for the account of the Swingline Bank, such Revolving Credit Bank's Ratable Share of such Swingline Loan or Loans. Each Bank acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this Section 2.11.5 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Potential Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Credit Bank shall comply with its obligation under this Section by wire transfer to Agent of immediately available funds not later than 2:00 p.m. New York City time, and the Agent shall promptly credit the amounts so received to the account of the Swingline Bank. The Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this Section and thereafter payments in respect of such Swingline Loan shall be made to the Agent and not to the Swingline Bank. Any amounts received by the Swingline

Bank from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Agent; any such amounts received by the Agent shall be promptly remitted by the Agent to the Banks that shall have made their payments pursuant to this Section and to the Swingline Bank, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section 2.11.5 shall not relieve the Borrower (or other party liable for obligations of the Borrower) of its default in respect of the payment thereof.

CONVERTIBLE REVOLVING CREDIT FACILITY

Convertible Revolving Credit Commitments.

         (a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Convertible Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Convertible Revolving Credit Expiration Date, provided that no Convertible Revolving Credit Loan shall be made unless the aggregate amount of all Revolving Credit Loans outstanding equals at least $190,000,000, and further provided that after giving effect to each such Loan the aggregate amount of Convertible Revolving Credit Loans from such Bank shall not exceed such Bank's Convertible Revolving Credit Commitment, and provided further that in no event shall the Convertible Revolving Credit Expiration Date occur later than the Revolving Credit Expiration Date. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section
3.1. All outstanding Convertible Revolving Credit Loans shall be due and payable on the Convertible Revolving Credit Expiration Date.

         (b) Each Bank shall be obligated to participate in each request for Convertible Revolving Credit Loans pursuant to Section 3.2 in accordance with its Ratable Share. The aggregate of each Bank's Convertible Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Convertible Revolving Credit Commitment. The obligations of each Bank hereunder are several and not joint. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Convertible Revolving Credit Loans hereunder on or after the Convertible Revolving Credit Expiration Date.

Convertible Revolving Credit Loan Requests.

         Except as otherwise provided herein, the Borrower may from time to time prior to the Convertible Revolving Credit Expiration Date request the Banks to make Convertible Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Convertible Revolving Credit Loans pursuant to
Section 4.2, by delivering to the Agent at its Principal Office in New York, (i) not later than 12:00 noon, New York time, three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Convertible Revolving Credit Loans to which the Euro-Rate Option applies or prior to the conversion to or the renewal of the Euro-Rate Option for any such Loans; and (ii) not later than 12:00 (noon), New York time, on the Business Day of either the proposed Borrowing Date with respect to the making of a Convertible Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Committed Loan Interest Period with respect to the conversion of an Interest Rate Option to the Base Rate Option for any such Loan, a duly completed Committed Loan Request therefor substantially in the form of Exhibit 2.5 or a Committed Loan Request by telephone immediately confirmed in writing by letter, facsimile, or telex in the form of such Exhibit, it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify
(i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Convertible Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $1,000,000 and not less than $2,500,000 for each Borrowing Tranche to which the Euro-Rate Option applies and in integral multiples of $500,000 and not less than the lesser of $1,000,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies;
(iii) whether Committed Loan Euro-Rate Option or Base Rate Option shall apply to the proposed Convertible Revolving Credit Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Committed Loan Euro-Rate Option applies, an appropriate Committed Loan Interest Period for the Convertible Revolving Credit Loans comprising such Borrowing Tranche.

Making Convertible Revolving Credit Loans.

         The Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 3.2, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Convertible Revolving Credit Loans requested thereby; (ii) the amount and type of each such Convertible Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Convertible Revolving Credit Loans as determined by the Agent in accordance with Section 3.1(b). Each Bank shall remit the principal amount of each Convertible Revolving Credit Loan to the Agent at its Principal Office in New York such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 7.2, fund such Convertible Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office in New York City prior to 2:00 p.m., New York time, on the applicable Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Convertible Revolving Credit Loans of such Bank on such Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

Extension by Banks of the Convertible Revolving Credit Expiration Date.

Requests; Approval by All Banks or Required Banks; Optional Conversion to
     Term Loans for Non-Agreeing Banks.

                  (a) No earlier than sixty (60) days and no later than thirty
(30) days prior to the then applicable Convertible Revolving Credit Expiration Date, the Borrower may request a 364-day extension of the Convertible Revolving Credit Expiration Date by written notice to the Agent. Agent shall promptly notify the Banks of such request. No later than fifteen (15) days prior to the then applicable Convertible Revolving Credit Expiration Date, each Bank shall respond to the Agent in writing as to whether or not it agrees to the Borrower's request for such extension; provided, however, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Convertible Revolving Credit Expiration Date.

                  (b) If all Banks elect to extend the then applicable Convertible Revolving Credit Expiration Date, the Agent shall so notify the Banks promptly and shall so notify the Borrower promptly, but in no event earlier than thirty (30) days prior to the then applicable Convertible Revolving Credit Expiration Date, that such Convertible Revolving Credit Expiration Date shall be extended for an additional period of 364 days. Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to the extension of the Convertible Revolving Credit Expiration Date, as Agent shall reasonably request to evidence and govern the extension of such date.

                  (c) In the event that the Required Banks, but less than all of the Banks, shall agree to an extension of the Convertible Revolving Credit Expiration Date in accordance with this Section 3.4.1 (and in addition to the provisions of Section 5.4.2), the Agent shall so notify the Banks promptly and shall so notify the Borrower promptly, but in no event earlier than thirty (30) days prior to the then applicable Convertible Revolving Credit Expiration Date, and: (i) the Convertible Revolving Credit Commitments of those Banks not agreeing to an extension of the Convertible Revolving Credit Expiration Date (the "Non-Agreeing Banks") shall be terminated on the Convertible Revolving Credit Expiration Date (without giving effect to the extension thereof) and all Convertible Revolving Credit Loans owing to the Non-Agreeing Banks together with all interest thereon and costs and expenses related thereto shall be due and payable on such Convertible Revolving Credit Expiration Date except to the extent that Borrower has elected, by written notice received by the Agent no later than five (5) days prior to the Convertible Revolving Credit Expiration Date, to convert all or any portion of the Convertible Revolving Credit Loans of the Non-Agreeing Banks to a term loan of one year's duration from the date of the Convertible Revolving Credit Expiration Date with interest payable thereon and rights of prepayment permitted with respect thereto in the manner established hereby for Convertible Revolving Credit Loans and with principal amounts thereunder amortizing, if at all, during such one (1) year term as Borrower shall elect in such notice of conversion; provided that the Convertible Revolving Credit Loans of the Non-Agreeing Banks which are converted to term loans shall be amortized in the same manner, and, to the extent that less than the full aggregate amount of Convertible Revolving Credit Loans of the Banks are to be so converted then Borrower shall convert each and every Non-Agreeing Bank's Convertible Revolving Credit Loans on a pro rata basis (ii) the Convertible Revolving Credit Commitments of the Banks agreeing to an extension of the Convertible Revolving Credit Expiration Date (the "Agreeing Banks") shall be extended for an additional period of 364 days, and (iii) none of the Agreeing Banks shall be required to increase its Convertible Revolving Credit Commitment. Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to any extension of the Convertible Revolving Credit Expiration Date, as Agent shall reasonably request to evidence and govern the extension of such date and the term loans, if any, arising under this Section 3.4.1.

Failure of Required Banks to Extend; Optional Conversion to Term Loan.

                  In the event that less than the Required Banks shall agree to an extension of the Convertible Revolving Credit Expiration Date in accordance with Section 3.4.1 (subject, however, to Section 5.4.2), the Agent shall promptly so notify the Borrower and the Banks and the Convertible Revolving Credit Commitments shall be terminated on the Convertible Revolving Credit Expiration Date and all Convertible Revolving Credit Loans, together with all interest thereon and costs and expenses related thereto, shall be due and payable on the Convertible Revolving Credit Expiration Date, unless Borrower has elected, by written notice received by the Agent no later than five (5) days prior to the Convertible Revolving Credit Expiration Date (which notice Agent shall promptly forward to the Banks), to convert all Convertible Revolving Credit Loans outstanding on the Convertible Revolving Credit Expiration Date to a term loan of one year's duration from the date of the Convertible Revolving Credit Expiration Date with interest payable thereon and rights of prepayment permitted with respect thereto in the manner established hereby for Convertible Revolving Credit Loans and with principal amounts thereunder amortizing, if at all, during such one (1) year term as Borrower shall elect in such notice of conversion (the "Term Loan"). Any failure of the Agent or any Bank to notify any party hereto under any of this Section 3.4 or otherwise that the Convertible Revolving Credit Expiration Date will not be extended shall not constitute a commitment or agreement of any nature to extend such date. Borrower hereby agrees to execute such amendments and modifications to the Loan Documents, prior to the Convertible Revolving Credit Expiration Date, as Agent shall reasonably request to evidence and govern the Term Loan.

INTEREST RATES

Interest Rate Options.

         The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Committed Loans (other than with respect to the Swingline Loans which are addressed in Section 2.11.4) as selected by it from the Base Rate Option or Revolving Credit Euro-Rate Option or Convertible Revolving Credit Euro-Rate Option set forth below applicable to the type of Committed Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to various of the Committed Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Committed Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than twelve (12) Borrowing Tranches in the aggregate among all of the Committed Loans. If at any time the designated rate applicable to any portion of a Committed Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Committed Loan shall be limited to such Bank's highest lawful rate.

Revolving Credit Interest Rate Options.

The Borrower shall have the right to select from the following Interest Rate
         Options applicable to the Revolving Credit Loans:

                           (i) Revolving Credit Base Rate Option: A fluctuating
rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                           (ii) Revolving Credit Euro-Rate Option: A rate per
annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Euro-Rate plus the Applicable Margin.

Convertible Revolving Credit Interest Rate Options.

                  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Convertible Revolving Credit Loans:

                  (i) Convertible Revolving Credit Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Base Rate, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                  (ii) Convertible Revolving Credit Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Euro-Rate plus the Applicable Margin.

Rate Quotations.

                  The Borrower may call the Agent at the Principal Office of the Agent in New York on or before the date on which a Committed Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

Level of Fees and Interest Rates as of Closing; Change in Fees or Interest
     Rates.

                  Notwithstanding any other provision hereof, for the purpose solely of determining the Applicable Margin, Applicable Revolving Credit Commitment Fee, Applicable Convertible Revolving Credit Commitment Fee, Standby Letter of Credit Fee, and Commercial Letter of Credit Fee, the ratio of Consolidated Total Indebtedness to Cash Flow, calculated in accordance with the terms of Section 8.2.15, shall be deemed to be 2.78 to 1.0 as of that Adjustment Date which is applicable during the period commencing on the date hereof until the next Adjustment Date.

                  The Applicable Margin, Applicable Revolving Credit Commitment Fee, Applicable Convertible Revolving Credit Commitment Fee, Standby Letter of Credit Fee, and Commercial Letter of Credit Fee shall be determined on the basis of the ratio of Consolidated Total Indebtedness to Cash Flow, calculated in accordance with the terms of Section 8.2.15, as of each Adjustment Date, commencing with the Adjustment Date applicable as of the date hereof, and shall remain in effect until the next Adjustment Date thereafter whereupon the Applicable Margin, Applicable Revolving Credit Commitment Fee, Applicable Convertible Revolving Credit Commitment Fee, Standby Letter of Credit Fee, and Commercial Letter of Credit Fee shall be changed as necessary to reflect the then existing ratio of Consolidated Total Indebtedness to Cash Flow, calculated in accordance with the terms of Section 8.2.15, notwithstanding that such change occurs during an Interest Period.

                  In the event the financial statements of the Borrower are not delivered by the due date required by Section 8.3.1 or 8.3.2, the Applicable Margin, Applicable Revolving Credit Commitment Fee, Applicable Convertible Revolving Credit Commitment Fee, Standby Letter of Credit Fee, and Commercial Letter of Credit Fee then in effect shall continue (subject to Section 4.3 as it may apply as a result of any Event of Default from such failure to deliver financial statements) until receipt by Agent of financial statements reflecting that a different margin or fee is applicable as a result of a change in the ratio of Consolidated Total Indebtedness to Cash Flow, provided, that if the Applicable Margin, Applicable Revolving Credit Commitment Fee, Applicable Convertible Revolving Credit Commitment Fee, Standby Letter of Credit Fee, or Commercial Letter of Credit Fee is increased with respect to any period for which the Borrower has already paid interest or fees, the Agent shall recalculate the additional interest or fees due from the Borrower and shall, within fifteen (15) Business Days after the receipt of such financial statements, give the Borrower and the Banks notice of such recalculation whereupon such additional interest and fees shall be due and payable by Borrower to Agent for the benefit of the Banks in accordance with Section 4.1.4.1.

Any additional interest or fee due from the Borrower shall be paid to the Agent for the account of the Banks on the next date on which an interest or fee payment is due; provided, however, that if there are no Loans or Letters of Credit outstanding or if the Loans are due and payable or the Letters of Credit are to expire or be drawn upon within twenty (20) days, such additional interest or fee shall be paid promptly after receipt of written request for payment from the Agent.

Committed Loans Interest Periods.

         At any time when the Borrower shall select, convert to or renew a Committed Loan Euro-Rate Option, the Borrower shall notify the Agent thereof at its Principal Office in New York at least three (3) Business Days prior to the effective date of such Euro-Rate Option by delivering a Loan Request. The notice shall specify an interest period (the "Committed Loan Interest Period") during which such Interest Rate Option shall apply, such Committed Loan Interest Period to be one, two, three, or six Months (and nine or twelve Months if available to all Banks at substantially the same cost to each). Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Committed Loan Euro-Rate Option:

Ending Date and Business Day.

                  Any Committed Loan Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Committed Loan Interest Period shall end on the directly preceding Business Day;

Termination Before Expiration Date.

                  The Borrower shall not select, convert to or renew an Interest Period, respectively, for any portion of the Revolving Credit Loans or Convertible Revolving Credit Loans that would end after the Revolving Credit Expiration Date or Convertible Revolving Credit Expiration Date; and

Renewals.

                  In the case of the renewal of a Committed Loan Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

Interest After Default.

                  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time as such Event of Default shall have been cured or waived:

Letter of Credit Fees, Interest Rate.

                  The Standby Letter of Credit Fees and the Commercial Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to the provisions hereof shall be increased by 2.0% per annum; and

Other Obligations.

                  Each other Obligation (other than under a Hedge Agreement) hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the

Revolving Credit Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is paid in full.

Acknowledgment.

                  The Borrower acknowledges that the increase in rates referred to in this Section 4.3 reflects, among other things, that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

Euro-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

Unascertainable.

                  If, on any date on which a Euro-Rate would otherwise be determined with respect to Committed Loans or Bid Loans, the Agent shall have determined that:

                  (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

                  (ii) a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Euro-Rate,

then the Agent and the Banks shall have the rights specified in Section 4.4.3.

Illegality; Increased Costs; Deposits Not Available.

                  If at any time any Bank shall have determined that:

                  (i) the making, maintenance or funding of any Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                  (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                  (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, in the London interbank market, then the Agent and the Banks shall have the rights specified in Section 4.4.3.

Agent's and Bank's Rights.

                  In the case of any event specified in Section 4.4.1 above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 4.4.2 above, such Bank shall promptly so notify the Agent at its Principal Office in New York and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to, or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 4.4.1 and the Borrower has previously notified the Agent of its selection of, conversion to, or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for the termination of Borrower's Bid Loan request (without penalty) for such Loans if the Borrower has requested Bid Loans under the Bid Loan Euro-Rate Option and for the selection of, conversion to, or renewal of the Base Rate Option otherwise available with respect to such Loans if the Borrower has requested the Committed Loan Euro-Rate Option. If any Bank notifies the Agent of a determination under Section 4.4.2, the Borrower shall, subject to the Borrower's indemnification Obligations under Section 5.6.2 [Indemnity], as to any Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with
Section 5.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

Selection of Interest Rate Options.

                  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Committed Loans subject to the Committed Loan Euro-Rate Option at the expiration of the existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or Convertible Revolving Credit Base Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

PAYMENTS

Payments.

         All payments and prepayments to be made in respect of principal, interest, fees, or other amounts due from the Borrower hereunder or in connection herewith shall be payable prior to 2:00 p.m., New York time, on the date when due without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim, or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at its Principal Office in New York, or at such location as Agent shall otherwise direct, for the ratable accounts of the Banks with respect to the Loans (other than with respect to Swingline Loans which, to the extent not participated to the Banks shall be for the account of the Swingline Bank) and for the account of the lending Bank with respect to the Bid Loans, in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 2:00 p.m., New York time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's statement of account, ledger, or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement.

Pro Rata Treatment of Banks.

         Each borrowing of Revolving Credit Loans or Convertible Revolving Credit Loans shall be allocated to each Bank according to its Ratable Share respectively of the Revolving Credit Commitments and the Convertible Revolving Credit Commitments (irrespective of the amount of Bid Loans or Swingline Loans outstanding), and each selection of, conversion to, or renewal of any Interest Rate Option applicable to Revolving Credit Loans or Convertible Revolving Credit Loans and each payment or prepayment by the Borrower with respect to principal or interest on the Revolving Credit Loans or Convertible Revolving Credit Loans or fees (except for the Agent's Fee, and the Bid Loan Processing Fee) or other amounts due from the Borrower hereunder to the Banks with respect to the Revolving Credit Loans or Convertible Revolving Credit Loans, shall (except as provided in Section 4.4.3 in the case of an event specified in Section 4.4,
5.4.2 or 5.6) be made in proportion to the applicable Revolving Credit Loans or Convertible Revolving Credit Loans outstanding from each Bank and, if no such Loans are then outstanding from any Bank, in proportion to the Ratable Share of each Bank. Each borrowing of a Bid Loan shall be made according to the provisions in Section 2.8 hereof and each payment or prepayment by the Borrower of principal, interest, fees, or other amounts with respect to Bid Loans shall be made to the Banks in proportion to the amounts of such items due to such Banks; borrowings of and payments on Swingline Loans shall be governed, inter alia, by the terms of Section 2.11. Subject to Section 2.3, for purposes of determining the available Revolving Credit Commitments of the Banks at any time, each outstanding Bid Loan and each outstanding Swingline Loan shall be deemed to have utilized the Revolving Credit Commitments of the Banks pro rata in accordance with such respective Revolving Credit Commitments.

Interest Payment Dates.

         Interest on Committed Loans to which the Base Rate Option or Cost of Funds Rate applies shall be due and payable in arrears on the first Business Day of each January, April, July, and October, after the date hereof and on the Revolving Credit Expiration Date or the Convertible Revolving Credit Expiration Date with respect to Revolving Credit Loans or Convertible Revolving Credit Loans, respectively, or upon acceleration of any Loan. Interest on Committed Loans and Bid Loans to which the Euro-Rate Option applies and Bid Loans to which the Bid Loan Fixed Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also at the end of each three (3) Month period within such Interest Period, calculated from the commencement thereof. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration, or otherwise).

Voluntary Prepayments; Reduction of Commitment.

Right to Prepay.

                  The Borrower shall have the right at its option from time to time to prepay the Committed Loans and Bid Loans in whole or part without premium or penalty (except as provided in Section 5.4.2 below or in Section 5.6):

                  (i) at any time with respect to any Committed Loan to which the Base Rate Option or Cost of Funds Rate applies,

                  (ii) on the last day of the applicable Interest Period with respect to Committed Loans to which a Euro-Rate Option applies, and

                  (iii) on the date specified in a notice by any Bank pursuant to Section 4.4 with respect to any Committed Loan or Bid Loan to which a Euro-Rate Option applies.

                  Whenever the Borrower desires to prepay any part of the Committed Loans or Bid Loans, it shall provide a prepayment notice to the Agent at its Principal Office in New York by 1:00 p.m. at least three (3) Business Days prior to the date of prepayment with respect to Loans to which the Euro-Rate Option applies and by 12:00 (noon) on the Business Day of prepayment with respect to Loans to which the Base Rate Option or Cost of Funds Rate applies setting forth the following information:

                           (x) the date, which shall be a Business Day, on which
                  the proposed prepayment is to be made;

                           (y) a statement indicating the application of the
                  prepayment between the Revolving Credit Loans and Convertible Revolving Credit Loans and Swingline Loans and Bid Loans; and

                           (z) the total principal amount of such prepayment,
                  which shall not be less than $1,000,000 and in integral multiples of $500,000 for Loans to which the Base Rate Option applies (other than with respect to the minimum amount of Swingline Loan prepayments which are addressed at Section 2.11.3) and which shall not be less than $2,500,000 and in integral multiples of $1,000,000 for Loans to which the Euro-Rate Option applies.

                  All prepayment notices shall be irrevocable. The principal amount of the Committed Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 4.4.3, if the Borrower prepays a Committed Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Committed Loans to which the Base Rate Option applies, then to Loans to which the Committed Loan Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 5.6.2.

                  Borrower's rights and obligations with respect to prepayments of the Term Loan shall be the same as set forth herein for Convertible Revolving Credit Loans (except to the extent necessary to account for structural differences between the nature of Committed Loans and the Term Loan).

Replacement of a Bank.

                  In the event any Bank (i) gives notice under Section 4.4 or
Section 5.6.1, (ii) does not fund Revolving Credit Loans, Convertible Revolving Credit Loans or Bid Loans because the making of such Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, (iv) does not agree to an extension of the Convertible Revolving Credit Expiration Date in accordance with Section 3.4.1 and, however, the Required Banks do so agree, or
(v) becomes subject to the control of an Official Body (other than normal and customary supervision),

then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within thirty (30) days after an event described in Clause
(iv) directly above, or within ninety (90) days after (w) receipt of such Bank's notice under Section 4.4 or 5.6.1, (x) the date such Bank has failed to fund Revolving Credit Loans, Convertible Revolving Credit Loans or Bid Loans because the making of such Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or (z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any other fees and costs payable hereunder; provided, however, that the Revolving Credit Loans, Convertible Revolving Credit Loans, any other Commitments, and any Bid Loans of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent or, upon payment of every such Loan and all related interest, fees, costs, and expenses (including those payable under Section 5.6), the Commitments of such Bank are permanently terminated; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments or provide any Bid Loan of such Bank. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 and provided that all Letters of Credit shall have expired or been terminated or replaced.

Change of Lending Office.

                  Each Bank agrees that, upon the occurrence of any event giving rise to increased costs or other special payments under Section 4.4.2 or 5.6.1 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal, or regulatory disadvantage, with the objective of avoiding the consequence of the event giving rise to the operation of such Sections. Nothing in this Section 5.4.3 shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

Reduction of Commitment.

                  The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to Agent to permanently and ratably reduce, in whole multiples of $2,500,000 of principal, or terminate the Commitments without penalty or premium, except as hereinafter set forth, provided that the Revolving Credit Commitments and the Convertible Revolving Credit Commitments shall be reduced by equal amounts and any such reduction or termination shall be accompanied by (a) the payment in full of any Commitment Fee and other fees then accrued on the amount of such reduction or termination
(b) prepayment of the Revolving Credit Notes and the Convertible Revolving Credit Notes (and, if necessary, of the Swingline Note and any Bid Note(s), together with cash collateralization, if necessary, of the Letters of Credit), together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.6 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitments as so reduced or terminated. From the effective date of any such reduction or termination, the obligations of Borrower to pay the Commitment Fee shall correspondingly be reduced or cease, as the case may be.

(Reserved).

Additional Compensation in Certain Circumstances.

Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital
     Adequacy Requirements, Expenses, Etc.

                  If, after the Closing Date, any Law, guideline, or interpretation or any change in any Law, guideline, or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                  (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Committed Loans or the Bid Loans or payments by the Borrower of principal, interest, fees, or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                  (ii) imposes, modifies, or deems applicable any reserve, special deposit, or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                  (iii) imposes, modifies, or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits, or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement,

                  (iv) and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, or the making, maintenance, or funding of any part of the Committed Loans or the Bid Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's or its holding company's capital, taking into consideration such Bank's or holding company's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense, or reduced rate of return. Such notice shall set forth in reasonable detail the calculation determining the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank twenty (20) Business Days after such notice is given.

Indemnity.

                  In addition to the compensation required by Section 5.6.1 [Increased Costs, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses, or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a Euro-Rate Option or the Bid Loan Fixed Rate Option) which such Bank sustains or incurs as a consequence of any:

                  (i) payment, prepayment, conversion, or renewal of any Loan to which a Euro-Rate Option or the Bid Loan Fixed Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary, or automatic and whether or not such payment or prepayment is then due), or

                  (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices, or otherwise) in whole or part any Loan Requests or notice relating to prepayments, or

                  (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal of or interest on the Committed Loans or the Bid Loans, any fee, or any other amount due hereunder, or

                  (iv) payment or prepayment of any Bid Loan on a day other than the maturity date thereof (whether or not such payment or prepayment is mandatory or voluntary).

                  (v) If any Bank sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses, and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the calculation determining the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank twenty (20) Business Days after such notice is given.

                  For all purposes of this Agreement, each Bank's and Agent's determination of amounts payable under, and actions required or authorized by,
Section 4.4 or Section 5.6 shall be calculated, at each Bank's and Agent's option, as though each Bank and Agent funded its Loans under the Euro-Rate Option through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in determining the Euro-Rate applicable to such Loans, whether in fact that is or is not the case.

                  Borrower and the other Loan Parties acknowledge and agree that payment of any indemnity under this Section 5.6 does not excuse any Obligation arising under any related or unrelated Hedge Agreement.

Taxes.

No Deductions.

                  All payments made by Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.7.1) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

Stamp Taxes.

                  In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

Indemnification for Taxes Paid by a Bank.

                  Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.7.3) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. The Agent shall use its best efforts, but shall not be penalized for failure, to alert Borrower to the assertion of any such claim for taxes. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.

Certificate.

                  Within 30 days after the date of any payment of any Taxes by Borrower, Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of Borrower to that effect.

Survival.

                  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Sections 5.7.1 through 5.7.5 shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

Judgment Currency.

Currency Conversion Procedures for Judgments.

                  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

Indemnity in Certain Events.

                  The obligation of Borrower in respect of any sum due from Borrower to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

Notes.

                  Upon the request of any Bank, the Revolving Credit Loans or Convertible Revolving Credit Loans made by such Bank may be evidenced respectively by a Revolving Credit Note or Convertible Revolving Credit Note, as the case may be, in the form of Exhibit 1.1(R) or Exhibit 1.1(C).

REPRESENTATIONS AND WARRANTIES

Representations and Warranties.

                  The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows:

Organization and Qualification; Merger.

                  Each of Borrower and its Subsidiaries is a corporation, partnership, limited liability company, or other entity duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization. Each of Borrower and its Subsidiaries has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, except where the failure to have such power would not, in the aggregate, result in a Material Adverse Change. Each of Borrower and its Subsidiaries is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, in the aggregate, result in a Material Adverse Change. The Merger has been consummated in accordance with the terms of the Merger Agreement and applicable Law and Borrower is the resulting corporation from the merger of WABCO and MotivePower pursuant to the Merger Agreement.

Subsidiaries.

                  (a) Schedule 6.1.2 states the name of each of the Borrower's Subsidiaries, its jurisdictions of incorporation (or organization) and qualification, its authorized capital stock or other ownership interests, the issued and outstanding shares or similar interests (referred to herein as the "Subsidiary Shares"), and the owners thereof. The Borrower has good and marketable title to all of the Subsidiary Shares it purports to own, free and clear in each case of any Lien, except for Permitted Liens. All Subsidiary Shares have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. There are no options, warrants, or other rights outstanding to purchase any such Subsidiary Shares, except as indicated on Schedule 6.1.2.

                  (b) There is no direct or indirect Subsidiary of Borrower which is not a Loan Party hereunder, other than direct or indirect Subsidiaries of the Loan Parties that are organized under the Laws of a country, or a political subdivision of such country, other than the United States; and, each such Subsidiary is in compliance with Section 8.2.10.

Power and Authority.

                  Each Loan Party has full power to enter into, execute, deliver, and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

Validity and Binding Effect.

                  This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid, and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

No Conflict.

                  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them, nor the applicability of this Agreement or any other Loan Document to any non-domestic Subsidiary of Borrower, will conflict with, constitute a default under, or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or other organizational documents of Borrower or any Subsidiary of Borrower or (ii) any Law or any material agreement, indenture, or instrument or order, writ, judgment, injunction, or decree to which Borrower or any Subsidiary of Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge, or encumbrance whatsoever upon any material property (now or hereafter acquired) of Borrower or any Subsidiary of Borrower (other than Liens granted under the Loan Documents).

Litigation.

                  Except as set forth on Schedule 6.1.6, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of any Loan Party, threatened against Borrower or any Subsidiary of Borrower at law or equity before any Official Body which individually or in the aggregate would be reasonably likely to result in any Material Adverse Change. None of the Borrower or any of its

Subsidiaries is in violation of any order, writ, injunction, or any decree of any Official Body which would be reasonably likely to result in any Material Adverse Change.

Title to Properties.

                  Each of Borrower and each of its Subsidiaries has good and marketable title to or a valid leasehold interest in all material properties, assets, and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, individually or in the aggregate, would not result in a Material Adverse Change.

Financial Statements.

                           (i) Historical Statements. MotivePower has delivered
to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the four (4) fiscal years ended December 31, 1995, December 31, 1996, December 31, 1997, and December 31, 1998 and WABCO has delivered to the Agent copies of its audited consolidated year-end financial statements for and as of the end of the fiscal year ended December 31, 1998 (collectively, the "Annual Statements"). In addition, MotivePower and WABCO have each delivered to the Agent copies of their respective unaudited consolidated interim financial statements for the first three (3) fiscal quarters of fiscal year 1999 through September 30, 1999 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained respectively by MotivePower's and WABCO's managements, and Borrower represents and warrants that the Historical Statements are correct and complete and, when combined, fairly represent the consolidated financial condition of the Borrower and its Subsidiaries, subject to adjustment for costs of the Merger. In addition, each of MotivePower and WABCO have delivered to the Agent financial statements showing their consolidated and consolidating financial condition and that of the other Loan Parties, as of the dates of the Historical Statements and the results of operations for the fiscal periods then ended, and all of the Historical Statements have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                           (ii) Financial Projections. The Borrower has
delivered to the Agent two sets of financial projections of the Borrower and its Subsidiaries taken as a whole for the period January 1, 1999, through December 31, 2004, derived from various assumptions of the Borrower's management, including one set of projections based upon no acquisitions and another set based upon the occurrence of acquisitions (the "Financial Projections"). On and as of the Closing Date, the Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions, and the intentions of the Borrower's management, all based upon the best information available to management on such date. On and as of the Closing Date, the Financial Projections accurately reflect the liabilities of the Borrower and its Subsidiaries upon consummation of the transactions contemplated by Borrower as of the Closing Date.

                           (iii) Accuracy of Financial Statements. Neither the
Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any other Loan Party which may cause a Material Adverse Change. Since December 31, 1998, no Material Adverse Change has occurred with respect to MotivePower or WABCO.

Use of Proceeds; Margin Stock.

General. The Loan Parties intend to use the proceeds of the Loans in accordance with Sections 2.7 and 8.1.10.

Margin Stock. None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally, or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally, or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Borrower or any of its Subsidiaries holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of Borrower or any Subsidiary of Borrower are or will be represented by margin stock.

Full Disclosure.

                  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement, or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that to the extent any such information constitutes or incorporates a forecast or projection, which shall remain subject however to Section 6.1.8(ii), the Borrower represents that it acted in good faith and utilized assumptions believed by it to be reasonable. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations, or prospects of Borrower or any Subsidiary of Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

Taxes.

                  Except as set forth on Schedule 6.1.11, all tax returns required to have been filed with any Official Body with respect to each of MotivePower and its Subsidiaries, WABCO and its Subsidiaries, and Borrower and each of its Subsidiaries have been filed. Payment or adequate provision has been made by Borrower for the payment of all taxes, fees, assessments, and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments, and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. Except as set forth on Schedule 6.1.11, there are no agreements or waivers extending the statutory period of limitations applicable to any income tax return of Borrower or any of its Subsidiaries for any period.

Consents and Approvals.

                  No consent, approval, exemption, order, or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the Merger or the execution, delivery, and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as have been obtained or made on or prior to the Closing Date, except as otherwise indicated on Schedule 6.1.12 or where the failure to have been obtained on the Closing Date would not cause a Material Adverse Change.

No Event of Default; Compliance With Instruments.

                  No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Borrower or any of its Subsidiaries is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or other organizational documents or (ii) any material agreement, indenture, or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

Patents, Trademarks, Copyrights, Licenses, Etc.

                  Borrower and each of its Subsidiaries owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits, and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by Borrower or any such Subsidiary, without known, possible, alleged, or actual conflict with the rights of others except where such known, possible, alleged or actual conflicts would not, individually or in the aggregate, result in a Material Adverse Change.

Insurance.

                  No notice has been given or claim made and no grounds exist to cancel or avoid any Loan Party's insurance policies or surety or similar bonds (or those of any predecessor of any Loan Party) or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from insurers believed by the Borrower to be reputable and financially sound and such policies and bonds are in amounts sufficient to insure the assets and risks of each of Borrower and each of its Subsidiaries in accordance with prudent business practice in its respective industry. Descriptions of insurance coverage pertaining to Borrower and its Subsidiaries and their property is set forth on
Schedule 6.1.15.

Compliance With Laws.

                  Borrower and its Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.21) in all jurisdictions in which any of them is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

Material Contracts; Burdensome Restrictions.

                  All material contracts relating to the business operations of Borrower or any of its Subsidiaries, including all employee benefit plans and Labor Contracts, are described on Schedule 6.1.17 and are valid, binding, and enforceable upon such Person and each of the other parties thereto in accordance with their respective terms, and there is no default thereunder, to any Loan Party's knowledge, with respect to parties other than such Loan Party. None of the Borrower or any of its Subsidiaries is bound by any contractual obligation or subject to any restriction in any organization document or any requirement of Law, which would be reasonably likely to result in a Material Adverse Change.

Investment Companies; Regulated Entities.

                  None of the Borrower or any of its Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Borrower or any of its Subsidiaries is subject to any other Law limiting its ability to incur Indebtedness for borrowed money.

Plans and Benefit Arrangements.

                  Except as set forth on Schedule 6.1.19:

                           (i) The Borrower and each other member of the ERISA
Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans, and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of the Borrower, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of the Borrower or any other member of the ERISA Group. The Borrower, MotivePower, WABCO, and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, the Borrower, MotivePower, WABCO, and each other member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA. All Plans, Benefit Arrangements, and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

                           (ii) No event requiring notice to the PBGC under
Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                           (iii) Neither the Borrower, MotivePower, WABCO, nor
any other member of the ERISA Group has incurred and the Borrower reasonably expects not to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower, MotivePower, WABCO, nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

Employment Matters.

                  Each of the Borrower and its Subsidiaries is (and each of MotivePower and WABCO were) in compliance with the Labor Contracts and all applicable federal, state, and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls, and worker and unemployment compensation, except in all cases where the failure to comply would not constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards, or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling, or other work stoppages or slowdowns at facilities of Borrower or any of its Subsidiaries which in any case would constitute a Material Adverse Change.

Environmental Matters.

                  Except as set forth in Schedule 6.1.21, none of the Borrower or any of its Subsidiaries (or MotivePower or WABCO) has received any Environmental Complaint from any Official Body or private Person alleging that Borrower or any such Subsidiary (or MotivePower or WABCO) or any prior or subsequent owner of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C.
section 9601, et seq., or any other Law and none of Borrower or any of its Subsidiaries has any reason to believe that such an Environmental Complaint is reasonably likely to be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to Borrower or any of its Subsidiaries or, to any Loan Party's knowledge, any prior or subsequent owner of any of the Property pertaining to, or arising out of, any Environmental Conditions.

Senior Debt Status.

                  The Obligations of each Loan Party under this Agreement, the Guaranty Agreement, and each of the other Loan Documents to which it is a party do rank and will continue to rank senior to or at least pari passu in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of Borrower or any of its Subsidiaries which secures indebtedness or other obligations of any Person except for Permitted Liens and except for Liens which are to be released pursuant to the Payoff Letters.

Continuation of Representations.

                  The Loan Parties make the representations and warranties in this Article 6 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 7.1 and 7.2.

CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

                  The obligation of each Bank to make Loans and of the Agent to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

First Loans and Letters of Credit.

                  On or before the date of the first Loan made or first Letter of Credit issued hereunder:

Officer's Certificate.

                  The representations and warranties of each of the Loan Parties contained in Section 6.1 and in each of the other Loan Documents shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President, Vice President, Chief Financial Officer, Treasurer, or Controller of each of the Loan Parties, to each such effect.

Secretary's Certificate.

                  There shall be delivered to the Agent for the benefit of each Bank a certificate dated on or after the date hereof, but no later than the Closing Date, and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

                           (i) all action required hereby has been taken by each
Loan Party in connection with this Agreement and the other Loan Documents;

                           (ii) the names of the officer or officers authorized
to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                           (iii) copies of its organizational documents,
including its certificate of incorporation, certificate of merger, and bylaws, as in effect on the Closing Date certified, to the extent applicable, by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party that is a material operating company in each state where organized or qualified to do business.

Delivery of Guaranty Agreements and Intercompany Subordination Agreement.

                  The Guaranty Agreement and Intercompany Subordination Agreement acceptable to Agent shall have been duly executed and delivered to the Agent for the benefit of the Banks.

Opinion of Counsel.

                  There shall be delivered to the Agent for the benefit of each Bank a written opinion of Doepken Keevican & Weiss, counsel for the Loan Parties (together with opinions of such other counsel as may be required by the Agent, including Canadian counsel), dated as of the Closing Date, and in form and substance satisfactory to the Agent and its counsel.

Legal Details.

                  All legal details and proceedings in connection with the transactions contemplated by the Merger Agreement, this Agreement, or any of the other Loan Documents (other than a Hedge Agreement) shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request. The Merger Agreement and all Loan Documents (other than a Hedge Agreement) shall be in form and substance satisfactory to the Agent. All necessary consents and approvals relating to the Merger shall have been obtained and the Merger shall have been consummated in accordance with the terms and conditions of the Merger Agreement.

Payment of Fees.

                  The Borrower shall have paid or caused to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid all fees accrued through the Closing Date, and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

Consents.

                  All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.12 shall have been obtained.

Officer's Certificate Regarding Material Adverse Changes.

                  Since December 31, 1998, no Material Adverse Change has occurred; prior to the Closing Date, there shall have been no material change in the management of any Loan Party other than that arising out of the Merger; and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated on or after the date hereof, but no later than the Closing Date, and signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer of each Loan Party to each such effect.

No Violation of Laws.

                  The making of the Loans and the issuance of the Letters of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks.

No Actions or Proceedings.

                  No action, proceeding, investigation, regulation, or legislation shall have been instituted, threatened, or proposed before any court, governmental agency, or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, the Merger Agreement, this Agreement, the other Loan Documents, or the consummation of any of the transactions contemplated hereby or thereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

Payoff Letters; Release of Liens.

                  MotivePower, WABCO, or Borrower, as appropriate, shall have received from the lenders or their respective agents under each of the MotivePower Credit Agreement and the WABCO Credit Agreement an agreement by such lenders, or their respective agents on their behalf, to terminate the MotivePower Credit Agreement and the WABCO Credit Agreement (subject to the normal continuation of indemnification and similar provisions) and fully release and terminate all Liens held by or in favor of such lenders and their agents upon payment in full of the amounts outstanding under the MotivePower Credit Agreement and the WABCO Credit Agreement (the "Payoff Letters"); after the date hereof, Borrower shall use its best efforts to obtain the expeditious release of such Liens.

Each Additional Loan or Letter of Credit.

         At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit, the representations and warranties of the Loan Parties contained in Section 6.1 and in the other Loan Documents shall be true on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Banks; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit, as the case may be.

COVENANTS

Affirmative Covenants.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations, and termination of the Commitments, the Loan Parties shall comply and, where applicable, cause the non-domestic Subsidiaries of Borrower to comply at all times with the following affirmative covenants:

Preservation of Existence, Etc.

                  Each of Borrower and its Subsidiaries shall maintain its legal existence as a corporation, limited partnership, limited liability company, or other legally recognized entity and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.5.

Payment of Liabilities, Including Taxes, Etc.

                  Each of Borrower and its Subsidiaries shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments, and governmental charges upon it or any of its properties, assets, income, or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments, or charges are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would result in a Material Adverse Change, provided that the Borrower and each of its Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

Maintenance of Insurance.

                  Each of Borrower and its Subsidiaries shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability, and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with insurers believed by the Borrower to be reputable and financially sound, including self-insurance to the extent customary, all as reasonably determined by the Agent. Borrower shall provide to the Agent and each of the Banks, no later than the date on which annual financial statements are to be provided to the Agent and the Banks pursuant to Section 8.3.2, evidence (in such form as is satisfactory to the Agent) of compliance with the terms of this Section.

Maintenance of Properties and Leases.

                  Each of Borrower and its Subsidiaries shall maintain in good repair, working order, and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time each of Borrower and its Subsidiaries will make or cause to be made all appropriate repairs, renewals, or replacements thereof.

Maintenance of Patents, Trademarks, Etc.

                  Each of Borrower and its Subsidiaries shall maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits, and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

Visitation Rights.

                  Each of Borrower and its Subsidiaries shall permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances, and accounts with its officers, all in such detail and at such times and as often as any of the Banks or Agent may reasonably request, provided that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of

Borrower or any of its Subsidiaries, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

Keeping of Records and Books of Account.

                  Each Loan Party shall, and shall cause each Subsidiary of any Loan Party to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower, and in which full, true, and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

Plans and Benefit Arrangements.

                  The Borrower shall, and shall cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Borrower shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements, and Multiemployer Plans.

Compliance With Laws.

                  Each of Borrower and its Subsidiaries shall comply with all applicable Laws, including all Environmental Laws and all Laws regarding labor and employment, health, safety and employment benefits, in all respects, provided that it shall not be deemed to be a violation of this Section 8.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities, or injunctive relief which in the aggregate would constitute a Material Adverse Change.

Use of Proceeds.

                  The Letters of Credit and the proceeds of the Loans may be used by Borrower only to refinance the amounts outstanding under the Pulse Note, the MotivePower Credit Agreement and the WABCO Credit Agreement and for general corporate purposes, Permitted Acquisitions and working capital needs of the Borrower and its Subsidiaries to the extent not in violation hereof. The Letters of Credit and the proceeds of the Loans may not be used for any purpose which contravenes any applicable Law or any provision hereof.

Year 2000.

                  The Borrower and its Subsidiaries have reviewed areas within their business and operations which could be materially adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that material computer applications used by the Borrower or its Subsidiaries (or any of their respective material suppliers, customers or vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 ( the "Year 2000 Problem"). To the best of Borrower's knowledge, the Year 2000 Problem will not result in any Material Adverse Change.

Lien Priority.

                  To the extent that any Loan Party grants any Lien (other than any Permitted Lien (except Permitted Liens referred to in clause (vi) of such defined term)) to any Person, such Loan Party shall grant to Agent for the benefit of the Banks a Lien of equal priority covering the same Property as is granted to such Person.

Negative Covenants.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, and Letter of Credit Borrowings and interest thereon and the expiration or termination of all Letters of Credit and satisfaction of all of the Loan Parties' other Obligations and termination of the Commitments, the Loan Parties shall comply and, where applicable, shall cause the non-domestic Subsidiaries of the Borrower to comply with the following negative covenants:

Indebtedness, Rents.

                  Neither the Borrower nor any of its Subsidiaries shall at any time create, incur, assume, permit, or suffer to exist any Indebtedness or Rents, except:

                           (i) Indebtedness under the Loan Documents;

                           (ii) Existing Indebtedness as set forth on Schedule
8.2.1 (including any extensions, renewals, or refinancings thereof, provided that such renewed, refinanced, or extended debt is not senior in right of payment or priority to the Loans and there is no increase in the amount thereof or other significant change in the terms thereof that is more burdensome than the debt being renewed, extended or refinanced (including no additional collateral therefor or guaranties thereof), and provided that any refinancing, renewals, or extensions of any of the Indentures shall not cause, directly or indirectly any limitation on Guaranties given by any Loan Parties);

                           (iii) Indebtedness of the Borrower or any of its
Subsidiaries arising from industrial development bond or similar financing, capitalized leases, synthetic leases, or Indebtedness secured by Purchase Money Security Interests, provided that the aggregate Indebtedness of the Borrower and its Subsidiaries from all such sources does not exceed at any time $60,000,000;

                           (iv) Indebtedness of any non-domestic Subsidiary of
Borrower to any domestic Loan Party or to any other Person, provided that the aggregate of all such Indebtedness in existence at any time of calculation shall not exceed the equivalent amount of $100,000,000 minus the sum (in the equivalent amount of Dollars and without counting any item addressed in this Clause (iv) more than once) of (A) the aggregate amount of loans and Net Investments by Borrower or any Subsidiary thereof to or in Ventures and of Net Investments by Borrower or any of its Subsidiaries in non-domestic Subsidiaries of Borrower, (B) the aggregate amount of all Indebtedness at such time of calculation of all Ventures to the extent Borrower or any Subsidiary of Borrower is obligated (contractually or by Law) thereon to any Person other than the Borrower or any Subsidiary thereof, and (C) Net Consideration;

                           (v) Unsecured Indebtedness of domestic Loan Parties,
provided that (A) all such Indebtedness of a domestic Loan Party to another domestic Loan Party is at all times subject to the Intercompany Subordination Agreement, and (B) with respect to Indebtedness of domestic Loan Parties to Persons which are not the Borrower or any of its Subsidiaries, the Obligations hereunder of the Loan Parties shall at all times rank no less than pari passu with the Indebtedness addressed by this Clause (v)(B), the Indebtedness addressed by this Clause (v)(B) shall at no time be senior in right or priority of payment to any of the Obligations hereunder of the Loan Parties, the covenants, events of default and other obligations relating to the Indebtedness addressed by this Clause (v)(B) shall not be more restrictive than those contained herein, and the Indebtedness addressed by this Clause (v)(B) shall not be due or payable by its terms earlier than one year after the Revolving Credit Expiration Date;

                           (vi) Indebtedness under Hedge Agreements of Borrower
or any Subsidiary thereof, provided that no Hedge Agreement shall be permitted for speculative purposes;

                           (vii) Rents not in excess of $20,000,000 per annum;
and

                           (viii) Unsecured Indebtedness of Borrower to any
non-domestic Subsidiary of Borrower, provided that, all such Indebtedness is subject to the Intercompany Subordination Agreement or a subordination agreement substantially similar thereto.

Liens; Sale Leasebacks.

                  (a) None of the Borrower or any of its Subsidiaries shall at any time create, incur, assume, permit, or suffer to exist any Lien on any Property or assets, tangible or intangible, now owned or hereafter acquired by any Loan Party, or agree or become liable to do so, except Permitted Liens.

                  (b) None of the Borrower or any of its Subsidiaries shall at any time enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale Leaseback Transaction"), except Sale and Leaseback Transactions entered into by the Borrower or any Subsidiary to finance the acquisition of equipment and other property so long as (i) the sum of the present value (at the time of determination and discounted at the actual rate of interest implicit in such transaction) of all obligations of the lessee for net rental payments during the remaining terms of the leases included in all Sale and Leaseback Transactions (including any period for which a lease has been extended or may, at the option of the lessor, be extended) shall not exceed $10,000,000, and (ii) each Sale and Leaseback Transaction occurs within 180 days after the acquisition of such equipment or other property.

Guaranties.

                  Neither the Borrower nor any of its Subsidiaries shall, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guaranty, become surety for, endorse or otherwise become or remain directly, indirectly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of the Indebtedness of the Borrower and its Subsidiaries permitted hereunder.

Loans and Investments.

                  Neither the Borrower nor any of its Subsidiaries shall, at any time, make or suffer to remain outstanding any loan or advance to, or purchase, acquire, or own any stock, bonds, notes, or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to or other Investment in, any other Person, or agree, become or remain liable to do any of the foregoing, except:

                           (i) trade credit extended on usual and customary
terms in the ordinary course of business;

                           (ii) advances to employees of Loan Parties to meet
expenses incurred by such employees in the ordinary course of business;

                           (iii) Permitted Investments; and

                           (iv) Permitted Acquisitions.

Liquidations, Mergers, Consolidations, Acquisitions.

                  Neither the Borrower nor any of its Subsidiaries shall dissolve, liquidate, or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease, or otherwise all or substantially all of the assets or capital stock of any other Person, except:

                           (1) any domestic Loan Party other than the Borrower
may consolidate or merge into Borrower or any other domestic Loan Party which is wholly owned by Borrower or one or more of the other domestic Loan Parties, and

                           (2) Borrower or any Subsidiary may acquire, whether
by purchase or by merger, (A) substantially all of the ownership interests of another Person or (B) substantially all the assets of another Person or of a business or division of another Person (each a "Permitted Acquisition"), provided that each of the following requirements is met:

                           (i) if one or more of Borrower or any Subsidiary are
acquiring such ownership interests in such Person, such Person shall join this Agreement as a Guarantor and execute a Guarantor Joinder pursuant to Section
11.18 on or before the date of such Permitted Acquisition unless the execution of a Guarantor Joinder by such Person would cause material adverse tax consequences to Borrower under Section 956 of the Internal Revenue Code;

                           (ii) with respect to any such acquisition which
results in the acquisition of a non-domestic Subsidiary of Borrower or of assets held by a non-domestic Subsidiary of Borrower, the aggregate amount of Consideration paid, incurred, given or assumed by any one or more of Borrower or its Subsidiaries in connection with such an acquisition shall not exceed the equivalent amount of $100,000,000 minus the sum (in the equivalent amount of Dollars and without counting any item addressed in this Clause (ii) more than once) of (A) the aggregate amount in existence at the time of such acquisition of loans or Net Investments by Borrower or any Subsidiary thereof to or in Ventures or non-domestic Subsidiaries of Borrower, (B) the aggregate amount of all Indebtedness of the non-domestic Subsidiaries of Borrower owing at the time of such acquisition to any Person other than the Borrower or a Subsidiary thereof, (C) the aggregate amount of all Indebtedness at such time of calculation of all

Ventures to the extent Borrower or any Subsidiary of Borrower is obligated (contractually or by Law) thereon to any Person other than the Borrower or any Subsidiary thereof, and (D) Net Consideration;

                           (iii) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and, the Loan Parties also shall have delivered to the Banks written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

                           (iv) the domestic Loan Party shall be the surviving
Person in the event of a merger with a domestic Person and a Subsidiary of Borrower shall be the surviving Person in the event of a merger with a non-domestic Person and no Change of Control (as such term is defined in Section 9.1.13) shall occur with respect to the Loan Party or Subsidiary of Borrower and, as appropriate, the Loan Party shall assume all Obligations in writing; and the business acquired, or the business conducted by the Person whose ownership interests are being acquired, as applicable, shall be in compliance with Section 8.2.11;

                           (v) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition;

                           (vi) the Borrower shall demonstrate that it shall be
and would have been in compliance with the covenants contained in Sections 8.2.14, 8.2.15, and 8.2.16, for the four fiscal quarters covered thereby (as applicable) after giving effect to such Permitted Acquisition (including in such computations Indebtedness or other liabilities assumed or incurred in connection with such Permitted Acquisition and including income earned or expenses incurred by the Person, business or assets to be acquired for the most recent four fiscal quarters ending prior to the date of such Permitted Acquisition, but excluding extraordinary expenses or income of such Person, business or assets) by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit 8.2.5 evidencing such compliance; and

                           (vii) in connection with any Permitted Acquisition,
Borrower shall provide to Agent upon its request such further documents and take such further actions as Agent shall reasonably request in connection with providing information pertaining to a proposed Permitted Acquisition at least five (5) days prior to such proposed Permitted Acquisition.

Dispositions of Assets or Subsidiaries.

                  (a) Neither Borrower nor any of its Subsidiaries shall sell, convey, assign, lease, abandon, or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount, securitization, factoring, or other disposition of accounts, contract rights, chattel paper, equipment, or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests, limited liability company interests, or similar interest of Borrower or any Subsidiary thereof), except:

                           (i) transactions involving the sale or lease of
inventory in the ordinary course of business;

                           (ii) any sale, transfer, or lease of assets in the
ordinary course of business which are no longer necessary or required in the conduct of Borrower's or such Subsidiary's business;

                           (iii) any sale, transfer, or lease of assets by
Borrower or any Subsidiary of Borrower to a domestic Loan Party or any sale, transfer, or lease of assets permitted pursuant to clause (v) of the definition of Permitted Investments;

                           (iv) any sale, transfer, or lease of assets in the
ordinary course of business which are replaced by comparable substitute assets acquired or leased within one (1) year of the date of dispossession; or

                           (v) any sale, transfer, or lease of assets (other
than those specifically excepted pursuant to clauses (i) through (iv) above), including any sale, transfer or other disposition of assets relating to any one or more securitization, factoring, or similar dispositions of assets (each a "Securitization"), provided that (i) at the time of any such disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate value of all assets so transferred or disposed of by Borrower or any Subsidiary of Borrower shall not exceed: (A) in any fiscal year when no Securitization shall occur, ten percent (10%) of the total tangible assets of the Loan Parties at the time of such disposition, and (B) in any fiscal year in which a Securitization shall occur, five percent (5%) of the total tangible assets of the Loan Parties at the time of such disposition (excluding (but solely in the calculation of this clause (B)) the value of the assets subject to such one or more Securitizations conducted during such fiscal year from the value of the assets transferred or disposed of in such fiscal year), and (C) during the period commencing on the date hereof and continuing until the Revolving Credit Expiration Date, ten percent (10%) of the total tangible assets of the Loan Parties at the time of any such disposition (excluding (but solely in the calculation of this clause (C)) the value of the assets subject to any one or more Securitizations conducted during such period from the value of the assets transferred or disposed of during such period), and (iii) with respect to any one or more Securitizations occurring at any time or times from the date hereof until the Revolving Credit Expiration Date, (X) all Securitizations shall be on a non-recourse basis to Borrower and its Subsidiaries (except for fraud or breaches of representations and warranties), (Y) the aggregate face amount of all assets transferred, disposed of, or otherwise directly or indirectly subject to any Securitization shall not exceed at any one time an aggregate amount of $100,000,000, and (Z) all Securitizations shall be on terms reasonably acceptable to the Agent and the Agent's acceptance thereof shall not be unreasonably withheld.

                  (b) So long as any of the Indentures remain in effect and notwithstanding any other term hereof, but in order to permit Borrower to effect Borrower's tax planning objectives and achieve the synergistic objectives of the Merger and for other general corporate purposes, the aggregate net book value of the assets of all Persons that were Subsidiaries of MotivePower directly prior to the Closing Date (each a "MotivePower Subsidiary") shall at no time decrease by an amount in excess of 10% of the aggregate net book value of the assets of all MotivePower Subsidiaries as of the Closing Date.

Affiliate Transactions.

                  None of the Borrower or any of its Subsidiaries shall enter into or carry out any material transaction (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not prohibited by this Agreement, is entered into upon terms that are fair and reasonable and at arm's length with respect to each of Borrower and its Subsidiaries that are parties thereto and is in accordance with all applicable Law.

Negative Pledges.

                  Neither the Borrower nor any of its Subsidiaries shall enter into any agreement with any Person which prohibits the Borrower or any of its Subsidiaries from granting Liens to the Agent or the Banks, except that a Loan Party may enter such agreement with respect to material Indebtedness which is in an amount in excess of $50,000,000 and permitted under Section 8.2.1(v)(B), provided that such agreement does not prohibit or restrict any of the domestic Loan Parties from granting Liens to the Agent or the Banks except, solely with respect to the Indentures or any permitted refinancings thereof, on the condition that such Liens also be granted to the holders of such Indebtedness. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement with any Person which has the effect of pledging any of the capital stock of the Borrower or any of its Subsidiaries to any Person other than the Banks or which prohibits the granting of such a pledge to the Agent for the benefit of the Banks, provided that the existing pledge agreement pursuant to which the ESOP (defined below) pledged the WABCO stock which the ESOP owns to WABCO as security for the loan made from WABCO to the ESOP shall be permitted to continue in accordance with its terms.

Restricted Payments; Agreements Restricting Dividends.

                  (a) Each of the Loan Parties covenants and agrees that it and each of its Subsidiaries shall not declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities, or a combination thereof, with respect to any shares of its capital stock, partnership interests, limited liability company interests, or the like or directly or indirectly redeem, purchase, retire, or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock, partnership interests, limited liability company interests, or the like or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or to any other Loan Party; (ii) the Borrower may repurchase or redeem the common stock, par value $.01 per share, of the Borrower (the "Common Stock") required to be repurchased or redeemed pursuant to the terms of the Westinghouse Air Brake Company Employee Stock Ownership Plan, effective January 1, 1995, and the Westinghouse Air Brake Company Employee Stock Ownership Trust, established effective January 1, 1995, pursuant to the Trust Agreement between Borrower and U.S. Trust Company of California, N.A., as Trustee, as such plan and trust may be amended, modified, or supplemented from time to time (collectively, the "ESOP") (and the applicable provisions of ERISA and the Code); (iii) unless an Event of Default, or any Potential Default under Section 9.1.1(ii) shall have occurred and be continuing, the Borrower may repurchase its Common Stock; and (iv) unless an Event of Default, or any Potential Default under Section 9.1.1(ii) shall have occurred and be continuing, the Borrower may declare and pay cash dividends in respect of its Common Stock (including Common Stock held by the ESOP); provided, further, that the aggregate amount of repurchases, redemptions, and dividends (net of dividends on unallocated shares of Common Stock of the Borrower that are returned to the Borrower) made pursuant to clauses (iii) and (iv) of this
Section 8.2.9(a) with respect to any fiscal year shall not exceed 50% of the accumulated consolidated net income of Borrower and its Subsidiaries for that fiscal year.

                  (b) Each of the Loan Parties covenants and agrees that it and each of its Subsidiaries shall not enter into any agreement with any Person which restricts the right of any of the Subsidiaries of Borrower to pay dividends or other distributions to Borrower or any of its Subsidiaries or repay intercompany loans from Borrower or any of its Subsidiaries to Borrower or any of its Subsidiaries, other than as may be provided herein and in the Indentures.

Subsidiaries.

                  Neither Borrower nor any of its Subsidiaries shall own or create directly or indirectly any one or more Subsidiaries other than (a) any Subsidiary which has joined this Agreement as a Guarantor on the date hereof or
(b) any Subsidiary owned or formed after the date hereof which joins this Agreement as a Guarantor by its execution of a Guarantor Joinder pursuant to
Section 11.18, unless in each case such Subsidiary is a non-domestic Subsidiary and the execution of a Guarantor Joinder by such Subsidiary would cause material adverse tax consequences to Borrower under Section 956 of the Internal Revenue Code.

Continuation of or Change in Business.

                  None of the Borrower or any of its Subsidiaries shall engage in any business other than businesses that the Borrower and its Subsidiaries conduct on the date hereof and other activities reasonably incidental thereto or to the operations of a company of the size and nature of any of the Loan Parties.

Plans and Benefit Arrangements.

                  None of the domestic Loan Parties shall engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances results in liability under ERISA or otherwise violates ERISA except where such liability or violation would not result in a Material Adverse Change.

Intentionally Omitted.

Minimum Interest Coverage Ratio.

                  The Loan Parties shall not permit the ratio of Cash Flow to consolidated interest expense (including the interest component of payments made in connection with capitalized leases, synthetic leases, and similar leases) of Borrower and its Subsidiaries, calculated as of the end of each fiscal quarter for the immediately preceding four (4) fiscal quarters then ended, to be less than 3.5 to 1.0.

Maximum Debt to Cash Flow.

                  The Loan Parties shall not permit the ratio of Consolidated Total Indebtedness to Cash Flow, calculated as of the end of each fiscal quarter for the immediately preceding four (4) fiscal quarters then ended, to exceed
3.75 to 1.0.

Minimum Tangible Net Worth.

                  On the Closing Date through March 30, 2000, the Loan Parties shall not permit Consolidated Tangible Net Worth to be less than negative $111,000,000; provided, however, that until March 30, 2000, Borrower may exclude from the calculation of Consolidated Tangible Net Worth an amount up to $60,000,000 for the value of goodwill associated with acquisitions after the Closing Date, for share repurchases and for dividends paid after the Closing Date to March 30, 2000; provided further, however, that such exclusion shall not be allowed if Borrower, on a consolidated basis, is not profitable (excluding from the calculation of profitability extraordinary payments and extraordinary income relating to the Merger) during such period. For all times after March 30, 2000, the Loan Parties shall not at any time permit Consolidated Tangible Net Worth to be less than the amount set forth below for the corresponding period set forth below:

                  -----------------------------------------------------------------------------------------
                                                                      CONSOLIDATED TANGIBLE NET WORTH
                  FOR THE PERIOD:                                     SHALL BE NO LESS THAN:
                  -----------------------------------------------------------------------------------------
                  March 31, 2000, through June 29, 2000               Negative $100,000,000
                  -----------------------------------------------------------------------------------------
                  June 30, 2000, through September 29, 2000           Negative $92,500,000
                  -----------------------------------------------------------------------------------------
                  September 30, 2000, through December 30, 2000       Negative $85,000,000
                  -----------------------------------------------------------------------------------------
                  December 31, 2000, through March 30, 2001           Negative $77,500,000
                  -----------------------------------------------------------------------------------------
                  March 31, 2001, through June 29, 2001               Negative $70,000,000
                  -----------------------------------------------------------------------------------------
                  June 30, 2001, through September 29, 2001           Negative $62,500,000
                  -----------------------------------------------------------------------------------------
                  September 30, 2001, through December 30, 2001       Negative $55,000,000
                  -----------------------------------------------------------------------------------------
                  December 31, 2001, through March 30, 2002           Negative $47,500,000
                  -----------------------------------------------------------------------------------------
                  March 31, 2002, through June 29, 2002               Negative $38,750,000
                  -----------------------------------------------------------------------------------------
                  June 30, 2002, through September 29, 2002           Negative $30,000,000
                  -----------------------------------------------------------------------------------------
                  September 30, 2002, through December 30, 2002       Negative $21,250,000
                  -----------------------------------------------------------------------------------------
                  December 31, 2002, through March 30, 2003           Negative $12,500,000
                  -----------------------------------------------------------------------------------------
                  March 31, 2003, through June 29, 2003               Negative $3,750,000
                  -----------------------------------------------------------------------------------------
                  June 30, 2003, through September 29, 2003           Positive $5,000,000
                  -----------------------------------------------------------------------------------------
                  September 30, 2003, through December 30, 2003       Positive $13,750,000
                  -----------------------------------------------------------------------------------------
                  December 31, 2003, through March 30, 2004           Positive $22,500,000
                  -----------------------------------------------------------------------------------------
                  March 31, 2004, through June 29, 2004               Positive $31,250,000
                  -----------------------------------------------------------------------------------------
                  June 30, 2004, through September 29, 2004           Positive $40,000,000
                  -----------------------------------------------------------------------------------------


Covenant Calculations.

                  In the event of a proposed Permitted Acquisition, Borrower shall demonstrate pro forma compliance with each of Sections 8.2.14 through
8.2.16 by determining the calculations of each such Section as if such Permitted Acquisition and all obligations of Borrower and its Subsidiaries incurred in connection therewith had been completed and incurred at the beginning of the period for each such calculation.

Capital Expenditures.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures during each fiscal year up to the corresponding amount set forth in the table below opposite such fiscal year:

                           YEAR                           AMOUNT
                           1999                         $54,000,000
                           2000                         $59,000,000
                           2001                         $70,000,000
                           2002                         $59,000,000
                           2003                         $59,000,000
                           2004                         $59,000,000


                  The amount of Capital Expenditures permitted pursuant to this
Section 8.2.18 in any fiscal year other than 1999, shall be increased by the total amount of unused permitted Capital Expenditures for the immediately preceding fiscal year (less an amount equal to any unused Capital Expenditures carried forward to such preceding year). All such Capital Expenditures shall be made under usual and customary terms and in the ordinary course of business.

Reporting Requirements.

         The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations, and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the
Banks:

Quarterly Financial Statements.

                  As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year: financial statements of the Borrower and its Subsidiaries, consisting of the consolidated 10-Q as well as a consolidating balance sheet, statements of income, stockholders' equity, and cash flows of Borrower and its Subsidiaries, all as of the end of such fiscal quarter for the fiscal quarter then ended and the fiscal year through that date, and all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Controller of the Borrower as having been prepared in accordance with GAAP, consistently applied.

Annual Financial Statements.

                  As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower: financial statements of the Borrower and its Subsidiaries, consisting of the consolidated 10-K, all in reasonable detail and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent, as well as a consolidating balance sheet, statements of income, stockholders' equity, and cash flows of Borrower and its Subsidiaries. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition, or contingency which would materially impair the prospect of payment or performance of any covenant, agreement, or duty of any Loan Party under any of the Loan Documents.

Certificate of the Borrower.

                  Concurrently with the financial statements of the Borrower furnished to the Agent and to the Banks pursuant to Sections 8.3.1 and 8.3.2, a certificate of the Borrower signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Controller of the Borrower, in the form of Exhibit 8.3.3, to the effect that, except as described pursuant to Section 8.3.4, (i) the representations and warranties of the Borrower and other Loan Parties contained in Section 6.1 and in the other Loan Documents are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Loan Parties have performed and complied with, and have caused the non-domestic Subsidiaries of Borrower to be and remain in compliance with, all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate, and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in
Section 8.2.

Notice of Default.

                  Promptly after any officer of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President, Chief Financial Officer, Treasurer, or Controller of Borrower setting forth the details of such Event of Default or Potential Default and the action which Borrower and any other Loan Party proposes to take with respect thereto.

Notice of Litigation.

                  Promptly after the commencement thereof, notice of all actions, suits, proceedings, or investigations before or by any Official Body or any other Person against Borrower or any Subsidiary of Borrower, involving a claim or series of claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

Intentionally Omitted.

(Reserved).

Budgets, Forecasts, Other Reports, and Information.

                           (i) Borrower shall provide the annual forecasts (to
include the balance sheet, profit and loss statement and statement of cash flows) of the Borrower and its Subsidiaries taken together, to be supplied not later than the last day of February of each year beginning with February 29, 2000.

                  Promptly upon their becoming available to the Borrower, Borrower shall provide to the Agent and each of the Banks:

                           (ii) excerpts of management letters submitted to
Borrower by independent accountants in connection with any annual, interim, or special audit, related to matters covered under this Agreement,

                           (iii) any reports, notices, or proxy statements
generally distributed by the Borrower to its stockholders on a date no later than the date supplied to such stockholders,

                           (iv) regular or periodic reports, including Forms
10-K, 10-Q, and 8-K, registration statements and prospectuses, filed by the Borrower with the SEC,

                           (v) such other reports and information as any of the
Banks may from time to time reasonably request. The Borrower shall also notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change.

Notices Regarding Plans and Benefit Arrangements.
------------------------------------------------

Certain Events. Promptly upon becoming aware of the occurrence thereof, notice
         (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

                           (i) any Reportable Event with respect to the Borrower
or MotivePower or WABCO or any other member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

                           (ii) any Prohibited Transaction which could subject
the Borrower or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement, or any trust created thereunder,

                           (iii) any assertion of material withdrawal liability
with respect to any Multiemployer Plan,

                           (iv) any partial or complete withdrawal from a
Multiemployer Plan by the Borrower or any other member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

                           (v) any cessation of operations (by the Borrower or
MotivePower or WABCO or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                           (vi) withdrawal by the Borrower or MotivePower or
WABCO or any other member of the ERISA Group from a Multiple Employer Plan,

                           (vii) a failure by the Borrower or MotivePower or
WABCO or any other member of the ERISA Group to make a payment to a Plan required to avoid imposition of a Lien under Section 302(f) of ERISA,

                           (viii) the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                           (ix) any change in the actuarial assumptions or
funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

Notices of Involuntary Termination and Annual Reports. Promptly after receipt thereof, copies of (a) all notices received by the Borrower or MotivePower or WABCO or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or MotivePower or WABCO or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by the Borrower or MotivePower or WABCO or any other member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or MotivePower or WABCO or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by the Borrower or MotivePower or WABCO or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

Notice of Voluntary Termination. Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

DEFAULT

Events of Default.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary, or effected by operation of Law):

Payments Under Loan Documents.

                  The Borrower shall fail to pay (i) any principal of any Loan (including scheduled installments, mandatory prepayments, or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (ii) any interest on any Loan, Reimbursement Obligation, or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within five (5) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

Breach of Warranty.

                  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument, or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

Breach of Negative Covenants or Visitation Rights.

                  A default shall occur in the observance or performance of any covenant contained in Section 8.1.6 or Section 8.2;

Breach of Other Covenants.

                  A default shall occur in the observance or performance of any other covenant, condition, or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) Business Days after any officer of the Borrower becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

Defaults in Other Agreements or Indebtedness.

                  A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which Borrower or any Subsidiary thereof may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, and such breach, default, or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration, or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

Final Judgments or Orders.

                  Any final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against Borrower or any Subsidiary thereof by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded, or stayed pending appeal within a period of thirty (30) days from the date of entry;

Loan Document Unenforceable.

                  Any of the Loan Documents shall cease to be legal, valid, and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers, or privileges intended to be created thereby;

Proceedings Against Assets.

                  Any material assets of Borrower or any of its Subsidiaries are attached, seized, levied upon, or subjected to a writ or distress warrant or come within the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

Notice of Lien or Assessment.

                  A notice of Lien or assessment in excess of $10,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the assets of Borrower or any of its Subsidiaries by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal, or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

Insolvency.

                  Borrower or any Subsidiary of Borrower ceases to be solvent or admits in writing its inability to pay its debts as they mature;

Events Relating to Plans and Benefit Arrangements.

                  Any of the following occurs: (i) any Reportable Event, which the Agent determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii), or (iv) above, the Agent determines in good faith that the amount of the Borrower's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) the Borrower or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) the Borrower or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) the Borrower or any other member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) the Borrower or any other member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed, or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans, or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii), or (ix), the Agent determines in good faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrower and the other members of the ERISA Group;

Cessation of Business.

                  The Borrower and its Subsidiaries taken as a whole cease to conduct any material portion of their business as currently conducted or as contemplated, except as expressly permitted under Section 8.2.5;

Change of Control.

                  Any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 20% or more of the voting capital stock of the Borrower; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower (in each instance, a "Change of Control");

Material Adverse Changes.

                  Any Material Adverse Change shall occur;

Involuntary Proceedings.

                  A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower or any Subsidiary of Borrower in an involuntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or conservator (or similar official) of Borrower or any Subsidiary of Borrower for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

Voluntary Proceedings.

                  Borrower or any Subsidiary of Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization, or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

Consequences of Event of Default.

Events of Default Other Than Bankruptcy, Insolvency, or Reorganization
     Proceedings.

                  If an Event of Default specified under Sections 9.1.1 through
9.1.14 shall occur and be continuing (other than an Event of Default specified in Section 9.1.10), the Banks and the Agent shall be under no further obligation to make Revolving Credit Loans, Convertible Revolving Credit Loans, Swingline Loans, or Bid Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall by written notice to the Borrower, take one or more of the following actions: (i) terminate the Commitments and thereupon the Commitments shall be terminated and of no further force and effect, or (ii) declare the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness (other than Indebtedness arising under a Hedge Agreement, the remedies under which shall be governed by the terms thereof) of the Borrower to the Banks and the Agent hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and
(iii) require the Borrower to, and the Borrower shall thereupon, deposit in a interest-bearing account with the Agent, as cash collateral for its Obligations (including those under Hedge Agreements) under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash, deposit, and account, and the proceeds thereof, as security for such Obligations (including those under Hedge Agreements). Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrower; and

Bankruptcy, Insolvency, or Reorganization Proceedings.

                  If an Event of Default specified under Section 9.1.10 or Sections 9.1.15 or 9.1.16 shall occur, the Commitments shall automatically terminate and be of no further force and effect, the Banks and the Agent shall be under no further obligations to make Revolving Credit Loans, Convertible Revolving Credit Loans, or Bid Loans hereunder or issue Letters of Credit, as the case may be, and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness (other than Indebtedness arising under a Hedge Agreement, the remedies under which shall be governed by the terms thereof) of the Borrower to the Banks and the Agent hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and the Borrower shall deposit in an interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents (including those under Hedge Agreements), an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash, deposit, and account, and the proceeds thereof, as security for such Obligations; and

Set-off.

                  If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 10.13 and any branch, Subsidiary, or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary, or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary, or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to any Bank or the Agent; and

Suits, Actions, Proceedings.

                  If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Committed Loans pursuant to any of the foregoing provisions of this Section 9.2, the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents (other than a Hedge Agreement), including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

Application of Proceeds.

                  From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

                           (i) first, to reimburse the Agent and the Banks for
out-of-pocket costs, expenses, and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                           (ii) second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses, or otherwise, in such manner as the Agent may determine in its discretion;

                           (iii) third, to fund any cash collateral account with
respect to Letters of Credit as provided for herein; and

                           (iv) the balance, if any, as required by Law.

Other Rights and Remedies.

                  In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and nonexclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents (other than a Hedge Agreement) or applicable law.

Right of Competitive Bid Loan Banks.

         If any Event of Default shall occur and be continuing, the Banks which have any Bid Loans then outstanding to the Borrower (the "Bid Loan Banks") shall not be entitled to accelerate payment of the Bid Loans or to exercise any right or remedy related to the collection of the Bid Loans until the Commitments shall be terminated hereunder pursuant to Section 9.2. Upon such a termination of the
Commitments: (i) references to Revolving Credit Loans in Section 9.2 shall be deemed to apply also to the Bid Loans and the Bid Loan Banks shall be entitled to all enforcement rights given to a holder of a Revolving Credit Loan in
Section 9.2, and (ii) the definition of Required Banks shall be changed as provided in Section 1.1 so that each Bank shall have voting rights hereunder in proportion to its share of the total Loans outstanding.

THE AGENT

Appointment.

         Each Bank hereby irrevocably designates, appoints, and authorizes ABN AMRO to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents (other than any Hedge Agreement). Each Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents (other than any Hedge Agreement) and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. ABN AMRO Bank N.V. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

Delegation of Duties.

         The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

Nature of Duties; Independent Credit Investigation.
--------------------------------------------------

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

Actions in Discretion of Agent; Instructions From the Banks.

         The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers, or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section
10.6. Subject to the provisions of Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

Reimbursement and Indemnification of Agent by the Borrower.

         The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses, and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), appraisers, and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation, and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers, or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise, or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection, or bankruptcy proceedings, and
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld.

Exculpatory Provisions; Limitation of Liability.

         Neither the Agent nor any of its directors, officers, employees, agents, attorneys, or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity, or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report, or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent, or any of their respective Subsidiaries against the Agent, any Bank, or any of their respective directors, officers, employees, agents, attorneys, or Affiliates, or any of them, for any special, indirect, or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of, or related to any Loan Document or the transactions contemplated hereby or any act, omission, or event occurring in connection therewith, including the negotiation, documentation, administration, or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports, and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects, or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys, or Affiliates.

Reimbursement and Indemnification of Agent by Banks.

         Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records, and business properties.

Reliance by Agent.

         The Agent shall be entitled to rely upon any writing, telegram, telex, or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order, or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

Notices.

         The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents (other than a Hedge Agreement) promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

Banks in Their Individual Capacities.

         With respect to its Revolving Credit Commitment, the Revolving Credit Loans, the Convertible Revolving Credit Loan Commitment, and the Convertible Revolving Credit Loan and any Bid Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ABN AMRO Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties (including information that may be subject to confidentiality obligations in favor of the Loan Parties) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

Holders of Notes.

         The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority, or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Note or of any Note or Notes issued in exchange therefor.

Equalization of Banks.

         The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim, or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 4.4.3, 5.4.2 or
5.6 or 5.7. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

Successor Agent.

         The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers, and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers, and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

Agent's Fee.

         The Borrower shall pay to the Agent a nonrefundable fee (the "Bid Loan Processing Fee") in connection with processing Bid Loans, a nonrefundable fee (the "Agent's Fee") for Agent's services hereunder, and such other fees and expenses, pursuant to the terms of correspondence, dated as of November 9, 1999 (the "Agent's Letter"), between the Borrower and Agent, as amended from time to time.

Availability of Funds.

         The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (i) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan, or (ii) two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 10.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

Calculations.

         In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees, or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

Beneficiaries.

         Except as expressly provided herein, the provisions of this Section 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

MISCELLANEOUS

Modifications, Amendments, or Waivers.

         With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document (other than a Hedge Agreement) or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations (other than with respect to Obligations arising out of a Hedge Agreement) of the Loan Parties hereunder or thereunder. Any such agreement, waiver, or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver, or consent may be made which will:

Increase of Commitment; Extension of Expiration Date.

                  Increase the amount of the Revolving Credit Commitment or Convertible Revolving Credit Commitment, or Swingline Commitment of any Bank hereunder or extend the Revolving Credit Expiration Date except pursuant to the terms of Section 2.10.2 or the Convertible Revolving Credit Expiration Date, except pursuant to the terms of Section 3.4 hereof;

Extension of Payment; Reduction of Principal, Interest or Fees; Modification of
     Terms of Payment.

                  Whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan, Reimbursement Obligation, Letter of Credit Borrowings, any fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect in a manner adverse to any Bank, the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

Release of Guarantor or Security.

                  Release any Guarantor from its Obligations under the Guaranty Agreement or any other material security for any of the Loan Parties' Obligations; or

Miscellaneous.

                  Amend Section 5.2, 10.6 or 10.13 or this Section 11.1, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

provided, further, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

No Implied Waivers; Cumulative Remedies; Writing Required.

                  No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy, or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy, or privilege preclude any further exercise thereof or of any other right, power, remedy, or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent, or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

Reimbursement and Indemnification of Banks by the Borrower; Taxes.

                  The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 10.5) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses, and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers, or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise, or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection, or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities, or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees, or impositions.

Holidays.

                  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Convertible Revolving Credit Expiration Date or the Revolving Credit Expiration Date, as applicable, if the relevant expiration date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

Funding by Branch, Subsidiary, or Affiliate.

Notional Funding.

                  Each Bank shall have the right from time to time, without notice to the Borrower, to deem any branch, Subsidiary, or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained, or funded any Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining, or funding the Loans or any sources of funding actually used by or available to such Bank.

                  Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to the terms hereof, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which its respective Granting Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of the relevant SPC, (ii) the payment in full of all Loans, Reimbursement Obligations, and Letter of Credit Borrowings, and (iii) the termination of all Commitments and the expiration or termination of all Letters of Credit, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.5.1 (other than the proviso set forth directly below in this Section 11.5.1), any SPC may (i) with notice to, but without the prior written consent of, the Borrower or Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC; provided, however, that in no event may any financial information provided by Borrower or any other Loan Party under Section 8.3 be provided by any SPC to any other Person. In no event shall the Borrower be obligated to pay to an SPC that has made a Loan any greater amount than the Borrower would have been obligated to pay under this Agreement if the Granting Lender had made such Loan. Notwithstanding any term or condition hereof, no SPC, unless it shall have become a Bank hereunder in accordance with the terms of Section 11.11, shall be a party hereto or have any right to vote or give or withhold its consent under this Agreement.

Actual Funding.

                  Each Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary, or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section
11.5.2. If any Bank causes a branch, Subsidiary, or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary, or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary, or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

Notices.

         All notices, requests, demands, directions, and other communications (as used in this Section 11.6, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on Schedule 1.1(B) hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile, or telex,
(d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

Severability.

         The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Governing Law.

         Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

Prior Understanding.

         This Agreement and the other Loan Documents (other than a Hedge Agreement) supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

Duration; Survival.

         All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2, and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses, and indemnification, including those set forth in Section 5 and Sections 10.5, 10.7, and 11.3, shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

Successors and Assigns.

                  (i) This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties, and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitments and Convertible Revolving Credit Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee or participant, such consent not to be unreasonably withheld provided that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, or (B) in the case of an assignment by a Bank to an Affiliate of such Bank or to another Bank, (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $5,000,000 or the amount of the assigning Bank's Commitment, (3) a Bank may assign an interest or sell a participation in less than 100% of its Commitments, Committed Loans, or Bid Loans, provided that except as set forth in Section 3.4, such Bank sells an equal percentage interest or participation in each of its Revolving Credit Commitment, Convertible Revolving Credit Commitment, Revolving Credit Loans, and Convertible Revolving Credit Loans, (4) a Bank may assign a Bid Loan to another Person only if it is simultaneously assigning all or a portion of its Commitment to such Person or such Person is already a Bank hereunder, (5) a failure of Borrower to provide any such consent on the basis of a reasonably perceived threat to its trade secrets or of a conflict of interest of a potential assignee shall be deemed to be reasonable, and (6) notwithstanding any term or condition hereof, no Person which has received a participation in any Loan or Commitment hereunder, unless it shall have become a Bank hereunder in accordance with the terms of this
Section 11.11, shall be a party hereto or have any right to vote (except as provided in the last sentence of this Section 11.11(i)) or give or withhold its consent under this Agreement. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits, and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Revolving Credit Note or

Convertible Revolving Credit Note subject to such assignment, the Borrower shall execute and deliver a new Revolving Credit Note or Convertible Revolving Credit Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment or Convertible Revolving Credit Commitment assumed by it and a new Revolving Credit Note or Convertible Revolving Credit Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment or Convertible Revolving Credit Commitment retained by it hereunder. The assigning Bank shall surrender its Bid Note and the Borrower shall execute and deliver to the assignee (and to the assignor if the assignor is assigning less than all of its Revolving Credit Commitments and Bid Loans) a new Bid Note in the form of
Exhibit 1.1(B) as appropriate. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, no Bank shall sell any participation herein without the consent of the Agent and the Borrower, such consent not to be unreasonably withheld and not to be required in the instances stated above in clause (1), the participant shall only have the rights specified in Section 9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 11.1.1, 11.1.2, or 11.1.3), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                  (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Agent the form of certificate described in Section 11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12.

                  (iii) Notwithstanding any other provision in this Agreement, any Bank may without the consent of any party hereto (a) at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 (b) and assign or convey its rights under this Agreement and the other Loan Documents in connection with the securitization of all or any part of its assets; provided, however, that no such pledge or grant of a security interest and no such assignment or conveyance shall release the assignor or transferor Bank of its obligations hereunder or under any other Loan Document and, provided further, that in no event may any financial information provided by Borrower or any other Loan Party under Section 8.3 be provided by any such assignee or transferee to any other Person.

Confidentiality.

General.

                  The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

Sharing Information With Affiliates of the Banks.

                  Each Loan Party acknowledges that from time to time financial advisory, investment banking, and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 11.12.1 as if it were a Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

Counterparts.

         This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

Agent's or Bank's Consent.

         Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition, or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money, or any other matter.

Exceptions.

         The representations, warranties, and covenants contained herein shall be independent of each other, and no exception to any representation, warranty, or covenant shall be deemed to be an exception to any other representation, warranty, or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

CONSENT TO FORUM; WAIVER OF JURY TRIAL.

         EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

Tax Withholding Clause.

         Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed copies of the following: (i) Internal Revenue Service Form W-9, 4224, or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee, or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of such Bank, assignee, or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee, or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee, or participant which so delivers a Form W-8, W-9, 4224, or 1001 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee, or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

Joinder of Guarantors.

         Any Subsidiary of the Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.10 or Section 8.2.5(ii) shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G)(1) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; and (ii) documents in the forms described in Section 7.1 modified as appropriate to relate to such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent on or before, as applicable, the date of the Permitted Acquisition or a date which is within five (5) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a limited partnership or corporation.

Amendment and Restatement.

         Notwithstanding any provision hereof to the contrary: the Loans available under this Agreement shall, in part, fully refinance all loans, letters of credit, and other amounts outstanding or available under the MotivePower Credit Agreement and the WABCO Credit Agreement; this Agreement amends and restates in its entirety the MotivePower Credit Agreement; all Letters of Credit outstanding under the MotivePower Credit Agreement shall be deemed to be and hereby are Letters of Credit under this Agreement as of the Closing Date and hereafter; all Letters of Credit outstanding under the WABCO Credit Agreement shall be deemed to be and hereby are Letters of Credit under this Agreement as of the Closing Date and hereafter; Loans hereunder may be used to refinance any "Loans" outstanding under (and as such quoted term is defined in) the MotivePower Credit Agreement or the WABCO Credit Agreement, as the case may be.

Agent Titles.

                  Each of the parties hereto acknowledge and agree that the titles of Documentation Agent, Administrative Agent, and Co-Syndication Agent are honorary and do not imply or impose any duty or obligation of any nature on any party having any such title.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                        BORROWER:

                                        WESTINGHOUSE AIR BRAKE COMPANY


                                        By: /s/ A. GARCIA-TUNON          (SEAL)
                                            -------------------------------
                                            Name:
                                            Title:


                                        GUARANTORS:

                                        RAILROAD FRICTION PRODUCTS CORPORATION;
                                        RFI PROPERTIES, INC.; RFPC HOLDING
                                        CORP.; STONE SAFETY SERVICE
                                        CORPORATION; VAPOR CORPORATION; BOISE
                                        LOCOMOTIVE COMPANY; MOTIVEPOWER
                                        INVESTMENTS LIMITED; MOTIVEPOWER USA,
                                        INC.; YOUNG RADIATOR COMPANY; MOTOR
                                        COILS MANUFACTURING COMPANY; MICROPHOR
                                        COMPANY; MP INTERNATIONAL I, INC.; MP
                                        INTERNATIONAL II, INC.; MOTIVEPOWER
                                        CANADA CORPORATION; GATEWAY REBUILD
                                        COMPANY


                                        By: /s/ ROBERT J. BROOKS         (SEAL)
                                            -------------------------------
                                            Name:
                                            Title: Vice President of each of the
                                            above listed companies


                                        TECHNICAL SERVICE & MARKETING L.L.C.


                                        By: /s/ ROBERT J. BROOKS
                                            -----------------------------------
                                            Name:
                                            Title:

                                         BANKS:

                                         ABN AMRO BANK N.V., individually and as
                                         Bookrunner and Co-Syndication Agent


                                         By:  /s/ ROY D. HASBROOK
                                            ------------------------------------
                                            Name:
                                            Title:


                                         By: /s/ LOUIS K. McLINDEN, JR.
                                            ------------------------------------
                                            Name:
                                            Title:

                                         MELLON BANK, N.A., individually and as
                                         Documentation Agent


                                         By: /s/ MARK J. JOHNSTON
                                            ------------------------------------
                                            Name:
                                            Title:

                                         THE CHASE MANHATTAN BANK, individually
                                         and as Administrative Agent


                                         By: /s/ JOHN MALONE
                                             ----------------------------------
                                             Name:
                                             Title:

                                         NATIONAL CITY BANK OF PENNSYLVANIA


                                         By: /s/ LORI B. SHURE
                                             ------------------------------
                                             Name:
                                             Title:

                                         PNC BANK, NATIONAL ASSOCIATION


                                         By: /s/ WILLIAM V. ARMITAGE
                                             ---------------------------------
                                             Name:
                                             Title:

                                         BANKBOSTON, N.A.


                                         By: /s/ MARK FAWCETT
                                             ----------------------------
                                             Name:
                                             Title:

                                         U.S. BANK NATIONAL ASSOCIATION


                                         By: /s/ SARAH L. HEMMER
                                             ---------------------------------
                                             Name:
                                             Title:

                                         THE BANK OF NEW YORK, individually and
                                         as Co-Syndication Agent


                                         By: /s/ WALTER C. PARELLI
                                             ----------------------------------
                                             Name:
                                             Title:

                                         BANK ONE, MICHIGAN


                                         By: /s/ GLENN A. CURRIN
                                             ---------------------------------
                                             Name:
                                             Title:

                                         FIRST UNION NATIONAL BANK


                                         By: /s/ BEVERLY J. COLLER
                                             ---------------------------------
                                             Name:
                                             Title:

                                         DG BANK
                                         DEUTSCHE GENOSSENSCHAFTSBANK AG


                                         By: /s/ WILLIAM D. CASEY
                                             ---------------------------------
                                             Name:
                                             Title:


                                         By: /s/ ROB T. JOKMAL
                                             ---------------------------------
                                             Name:
                                             Title:

                                         THE BANK OF NOVA SCOTIA


                                         By: /s/ F. C. R. ASHBY
                                             ---------------------------------
                                             Name:
                                             Title:

                                         BANK OF TOKYO-MITSUBISHI TRUST CO.


                                         By: /s/ MARK O'CONNER
                                             ---------------------------------
                                             Name:
                                             Title:

                                         CREDIT AGRICOLE INDOSUEZ


                                         By: /s/ RAYMOND A. FALKENBERG
                                             ---------------------------------
                                             Name:
                                             Title:


                                         By: /s/ DAVID BOUHL
                                             ---------------------------------
                                             Name:
                                             Title:

                                         CREDIT LYONNAIS NEW YORK BRANCH


                                         By: /s/ S. R. LUPSTEIN
                                             ---------------------------------
                                             Name:
                                             Title:

                                         CREDIT SUISSE FIRST BOSTON


                                         By: /s/ JEFFREY B. ULMER
                                             ---------------------------------
                                             Name:
                                             Title:


                                         By: /s/ DOUGLAS E. MAHER
                                             ---------------------------------
                                             Name:
                                             Title:

                                         THE DAI-ICHI KANGYO BANK, LTD.


                                         By: /s/ BERTRAM TANG
                                             ---------------------------------
                                             Name:
                                             Title:

                                         MANUFACTURERS AND TRADERS TRUST COMPANY


                                         By: /s/ CHRISTOPHER KANIA
                                             ---------------------------------
                                             Name:
                                             Title:

                                         SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                         By: /s/ SHELLEY M. BROWNE
                                             ---------------------------------
                                             Name:
                                             Title:

                                                                   ISSUING BANK:

                                         CHASE MANHATTAN BANK DELAWARE


                                         By: /s/ MICHAEL P. HANDAGO
                                             ---------------------------------
                                             Name:
                                             Title: